UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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CrossFirst Bankshares, Inc.
(Name of Registrant as Specified In Its Charter)

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ANNUAL MEETING OF STOCKHOLDERS

April 9, 2021

Dear Fellow Stockholder,

I cordially invite you to attend the CrossFirst Bankshares, Inc. 2021 Annual Meeting of Stockholders to be held virtually at 11:00 a.m., Central time, May 11, 2021, at www.virtualshareholdermeeting.com/CFB2021.

All stockholders of record owning our outstanding shares of common stock at the close of business on March 19, 2021 will be entitled to vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone, or by mailing the completed Proxy Card or voting instruction form (if you received a Proxy Card or voting instruction form in the mail). Using the Internet, telephone voting systems, or mailing your completed Proxy Card will not prevent you from voting your shares during the meeting if you are a stockholder of record and wish to do so.

Important information about the matters to be acted upon at the meeting is included in the notice of meeting and proxy statement.

I am very much looking forward to our 2021 Annual Meeting of Stockholders.

Very truly yours, Rod K. Brenneman Independent Chairman

This proxy statement is dated April 9, 2021 and is first being sent or made available to stockholders on or about April 9, 2021.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to virtually attend the Annual Meeting, but whether or not you expect to attend virtually, you are urged to vote. Your prompt action will aid the Company in reducing the expense of proxy solicitation.

Date and Time	Location
May 11, 2021	www.virtualshareholdermeeting.com/cfb2021
11:00 a.m., Central time

Record Date
You are entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting if you were a stockholder of record as of the close of business on March 19, 2021 (the “Record Date”).

Board
Items of Business		Recommendation
1	To elect six members of the Board of Directors named in the Proxy Statement as nominees as Class I directors, each for a term of three years.	FOR each director nominee
2	To ratify the appointment of BKD, LLP as our independent registered public accounting firm for 2021.	FOR
3	To approve an amendment to the CrossFirst Bankshares Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance by 750,000.	FOR

To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your Proxy Card or voting instruction form or by voting on the Internet or by telephone. The only voting securities of the Company are shares of our common stock, $0.01 par value per share (the “Common Stock”), of which there were 51,681,438 shares outstanding as of the Record Date. See the “Information About the Meeting” section beginning on page 43 for more details.

Internet Go to www.proxyvote.com

Telephone Call toll free 800-690-6903 or the number specified on your proxy card or voting instruction form

Mail Follow the instructions on your proxy card or voting instruction form

All stockholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” through a broker, bank or other nominee, you will need to bring a legal proxy from your broker, bank or other nominee (the stockholder of record). If you are a beneficial owner of our shares held in “street name,” you may vote at the Annual Meeting if you obtain a proxy from your bank, broker or other nominee that holds your shares. This booklet contains our Notice of Annual Meeting and 2021 Proxy Statement (the “Proxy Statement”).

By order of the Board of Directors,

Aisha Reynolds General Counsel & Corproate Seretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 11, 2021: CrossFirst’s 2021 Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2020 are available at: www.proxyvote.com.

Proxy Summary

This summary highlights selected information about the matters to be voted on at the Annual Meeting. You should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2020 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Please see the Annual Meeting Matters section beginning on page 42 for important information about the proxy materials, voting, and the Annual Meeting.

Voting Roadmap

PROPOSAL 1
Election of Directors	See
page 1
Our Board recommends a vote FOR each director nominee

Director Nominees

				Committees
Name	Age	Director Since	AC	CC	G&N	RC	Skills and Expertise
STEVEN W. CAPLE Independent	55	2018	✓				Corporate Governance, Public Company Experience, Finance
RON GEIST Independent	52	2018				✓	Business Development, Risk Management
GEORGE HANSEN Independent	71	2013		✓	✓		Public Company Experience, Compensation, Executive
GEORGE JONES	76	2016					Banking, Public Company Experience, Former CEO
KEVIN RAUCKMAN Independent	58	2016	•				Public Company Experience, Finance, Accounting
GREY STOGNER Independent	60	2018				✓	Real Estate, Marketing, Business Development

AC	Audit Committee	•	Chairperson of the Committee

CC	Compensation Committee	✓	Member of the Committee

G&N	Corporate Governance & Nominating Committee

RC	Risk Committee

All Directors exhibit:

•	Character, Competence, Commitment, Connection

•	A broad and relevant spectrum of experience and expertise

•	A reputation for integrity

•	Experience in positions with a high degree of responsibility

•	Commitment to representing the interests of stockholders

•	Strong networks within their local markets

Director Snapshot:

Average Tenure:

0-5 years  • • • • • • •

more than 5 years  • • • • • • • • • •

Average Age:

< 60 years  • • • • • • • • • •

60-70 years  • • • • •

> 70 years  • •

Corporate Governance Highlights

The Board believes strong corporate governance is critical to achieving the Company’s long-term goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies, and other stakeholders. The following are highlights of our corporate governance practices:

Best Practices		Board Performance
•	Separate CEO/Chairman	•	All of our directors attended more than 75% of
the Board and their committee meetings in 2020
•	The Board has a robust director nomination
	process	•	Annual Board and committee performance
evaluations
•	Board committees are 100% independent
		•	Director education and access to experts
•	Board Chairman is independent
		•	Strong corporate governance policies
•	Executive sessions of directors held at all in-person Board meetings

•	14 out of 17 directors are independent

•	Risk aware culture overseen by a separate
Risk Committee

PROPOSAL 2

Ratify the Appointment of BKD LLP as Independent Auditors for 2021
See
Our Board recommends a vote FOR this Proposal	page 31

PROPOSAL 3

To approve an amendment to the CrossFirst Bankshares Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance by 750,000.
See
Our Board recommends a vote FOR this Proposal	page 37

Business Highlights

In 2020, the Company’s accomplishments included:

•	$5.7 billion of assets as of year-end with 15% full-year operating revenue growth compared to 2019;

•	$593 million or 15% loan growth and $771 million or 20% deposit growth during the year; and

•	Book value per share of $12.08 at December 31, 2020 compared to $11.58 at December 31, 2019.

Executive Compensation Highlights

The Company structured its 2020 executive compensation program to align with stockholder interests and the long-term interests of the Company, appropriately balance risk and reward, and attract and retain a talented executive team. The program was designed on the following principles:

Pay for Performance	Balanced Compensation Structure	Market-Competitive Pay Opportunity

Our compensation should reflect Company, business segment, and individual performance.	We seek to deliver a mix of fixed and variable compensation that is aligned with stockholder interests and the long-term interests of the Company and that appropriately balances risk and reward.	Our compensation should be competitive relative to our peers in order to attract, motivate and retain a talented executive team.

(At Risk)

Element	Base Salary	Time-based RSUs	Annual Incentive	Performance Shares

Highlights	Fixed compensation based on scope of responsibility, impact on the organization, expertise, experience, and individual performance	Award of time- based RSUs that vest in 1/3 increments over 3 years	Annual cash bonus opportunity based on adjusted net income	Annual award of performance shares will vest and vary based on achievement of 3-year performance goals.

CEO Transition Package

In May 2020, after over two years of service as CEO to CrossFirst Bankshares, George F. Jones, Jr. stepped down and Mike Maddox was appointed as President and CEO. Mr. Maddox has a strong desire to drive highly profitable growth, a deep understanding of the banking industry, and the ability to guide the Company to expand into new markets and generate new revenue sources. His experience as a Banker at CrossFirst as well as his relationships, industry expertise, and desire to build a world-class organization make him the right person to lead CrossFirst in an industry increasingly driven by technology, applications, and data.

Mr. Maddox was appointed after the conclusion of a planned succession process. The Board undertook a nationwide search to identify the Company’s next President and Chief Executive Officer, which included consideration of Mr. Maddox as well as external candidates. Mr. Maddox also continues to serve as Chief Executive Officer and President of the Bank.

Highlights of our compensation program include:

•	Pay for performance

•	Align compensation with stockholder interests

•	Provide oversight by an independent Compensation Committee

•	Implement contractual share ownership and retention guidelines for NEOs

•	Clawback incentive compensation under certain circumstances

•	Regularly evaluate risk performance in incentive compensation design and decisions for our NEOs

•	Provide a balanced change in control severance policy with a double trigger and no excise tax gross-ups

A MESSAGE FROM OUR CEO

Dear Stockholders,

While no one could have predicted the events of 2020, I am extremely proud of the way our clients, our communities and our employees demonstrated incredible adaptability, flexibility, and resilience in the face of much uncertainty. Despite the significant challenges for our employees of remote work, virtual school, and a pandemic, we never lost sight of our purpose of serving people in extraordinary ways.

At CrossFirst, our team quickly responded to the disruptions brought on by COVID-19 and were motivated to meet our clients’ and communities’ needs. We worked long hours to provide financial relief to households, keep working capital and credit flowing to businesses in our communities, and deliver profits for our stockholders.

As a preferred lender with the Small Business Administration (“SBA”), we worked together to respond immediately to the provisions of the CARES Act, specifically the Paycheck Protection Program (“PPP”) component. We funded roughly $369 million PPP loans for over 850 existing clients and almost 300 new clients in our communities. Additionally, we worked on a case-by-case basis with our clients to provide them modified terms to enhance liquidity and bridge the resulting disruptions. Throughout 2020, the Company modified over $700 million in loans for our clients and almost all of them are back to making regular payments. We are still focused on helping both existing and new clients secure additional funding through the second round of PPP loans.

Our core business performed well throughout the year. The Company surpassed $5.5 billion in assets. Our Wichita branch surpassed $1 billion in assets, making it our third market to pass that milestone, and our assets-to-employee ratio stands at $17.3 million, another Company record. Year-over-year, the loan portfolio, excluding PPP loans, grew 8% to over $4 billion. Our deposits also grew 20%, enhanced by our demand deposit accounts which improved to approximately 15% of total deposits.

The financial results this year demonstrate both the underlying strengths of our business as well as the impacts from COVID-19 on our clients and the economy. Our operating revenue grew 15% year-over-year, and we also prudently increased our provisioning to its highest level in the Company’s history. Though these relief and provisioning measures directly effected this year’s bottom-line performance, they strengthen our balance sheet heading into 2021.

As we turn to 2021, our path to success this year is grounded in the ideals of One Team, One Bank, Shared Vision. We are one team, working together, moving one bank towards our shared vision for success all while building on our founding pillars of Character, Competence, Commitment and Connection. We remain dedicated to our purpose of serving people in extraordinary ways, and our promise to contribute to the wellbeing of our employees, clients, and communities.

We remain focused on improving our earnings per share by enhancing our efficiency and optimizing our capital. In 2021, we expect solid contributions from our new locations in the rapidly growing Frisco, Texas market and our more prominent location on the Country Club Plaza in Kansas City. We remain highly committed to our organic growth model and properly utilizing our strong capital position, which provides us incredible flexibility when evaluating new markets, potential acquisitions, and recruiting, retaining, and developing the best talent in our markets.

Since being selected as President and Chief Executive Officer of CrossFirst Bankshares by our Board of Directors, I have been focused on surrounding myself with an experienced team of leaders and am honored to be leading such a great company. During 2020, Steve Peterson was promoted to Chief Banking Officer, to oversee our sales, marketing, and local market activity. In January of 2021, Amy Fauss accepted an expansion of her current role as Chief Operating Officer to include Chief Human Resources Officer, where she will drive our investment in talent. Additionally, we recently hired Jana Merfen as our Chief Technology Officer to lead our strategic technology initiatives. We are thrilled to have their knowledge and experience as we look to enhance our strategic advantages into greater performance and profitability.

As a stockholder in CrossFirst Bankshares, we are grateful for your support and for your trust you have placed in us. As we embark on 2021, we look forward to building upon our foundation and delivering on our goals, which we believe will translate into long-term stockholder value.

Expect Extraordinary, Mike Maddox President & CEO

Table of Contents

Board and Governance Matters

Board & Governance Matters

PROPOSAL 1 - Election of Directors

The Board of Directors recommends that you vote “FOR” the election of each Class I director nominee. Proxies solicited by our Board will be voted “FOR” the election of each Class I director nominee unless otherwise instructed.

The Board believes strong corporate governance is critical to achieving the Company’s long-term goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies, and other stakeholders. The Board oversees the Company’s business and directs its management. The non-employee directors of the Board are not involved in day-to-day operations. Instead, the Board meets periodically with management to review the Company’s operating plans, multi-year strategic plan, risks, and business strategies. Directors also consult with management about the Company’s performance outside of formal meetings, which include opportunities for directors to have in-depth conversations with management about particular areas of the business.

All of the Class I director nominees set forth below are standing for election at the Annual Meeting. If elected each such director will serve for a term of three years and will hold office until his successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The nominees below are current directors of the Company, and each such nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our Bylaws. The experience, qualifications, attributes and skills of each of the Company’s director nominees are set forth below.

The Board believes that an effective board consists of a diverse group of individuals who bring a variety of complementary skills and experiences. The Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Board consider the skills and experiences of the directors in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business. Our directors have a diversity of experience. They collectively have substantive knowledge and skills applicable to our business, including in the areas of public accounting and financial reporting, finance, risk management, business development, technology, marketing, operations, strategic planning, management development and succession, compensation, corporate governance, and banking.

The Nominating Committee regularly reviews the composition of the Board and its assessment of the Board’s performance in light of our evolving business requirements to maintain a Board with the appropriate mix of skills and experiences needed for the broad set of challenges that the Company confronts. Annually, we conduct individual interviews with each director that include topics such as Board and committee performance and effectiveness, and leadership of the Board and committees. The Independent Chairman then reports the results of these interviews to the full Board during its self-evaluation. The full Board evaluates such results. In addition, each committee annually conducts a self-evaluation.

Our Corporate Governance Guidelines provide that any director who has reached age 75 at or before the time of his or her election by the stockholders will not be eligible for election and the Board will not nominate for election such person. Our Corporate Governance Guidelines further provide that the Board may determine that the value of such director’s contribution makes it advisable that he continue to serve as a Director after reaching the age of 75 and can waive the application of this policy on an annual basis by majority vote of the other members of the Board. The Board considered the value George F. Jones, age 76, continues to add to the Board of Directors and has determined to nominate Mr. Jones for election at the 2021 Annual Meeting. Mr. Jones’ employment agreement, which expires on December 31, 2021, also grants him a right to be appointed as a director of the Company. The Board of Directors is divided into three classes having three-year terms that expire in successive years. Six candidates have been nominated for election as Class I directors at the 2021 Annual Meeting for a three-year term expiring in 2024.

Upon recommendation of the Nominating Committee, the Board has nominated Steven W. Caple, Ron Geist, George Hansen, George F. Jones, Jr., Kevin Rauckman, and Grey Stogner for re-election as Class I directors. Biographical information about each of the nominees and continuing directors follows. A discussion of the qualifications, attributes and skills of each nominee that led the Board and the Nominating Committee to the conclusion that he or she should continue to serve as a director follows each of the director and nominee biographies. If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Messrs. Caple, Geist, Hansen, Jones, Rauckman, and Stogner. If you are a beneficial owner holding your shares in street name and you do not give voting instructions to your broker, bank or other nominee, that organization will leave your shares unvoted on this matter.

Proxy Statement Page 1

Board and Governance Matters

Information Regarding the Board and Director Nominees

Background and Qualifications

The names of the proposed director nominees and our continuing directors, their respective ages and other biographical information as of March 21, 2021, are set forth in the following sections.

Nominee	Age	Independent	Term Expires	Director Since	Comp. Committee	Nominating Committee	Audit Committee	Risk Committee
Steven W. Caple	55	Yes	2021	2018			✓
Ron Geist	52	Yes	2021	2018				✓
George Hansen	71	Yes	2021	2013	✓	✓
George Jones	76	No	2021	2016
Kevin Rauckman	58	Yes	2021	2016			CHAIR
Grey Stogner	60	Yes	2021	2018				✓
Continuing Directors	(Class II directors terms expire in 2022 and Class III directors terms expire in 2023)
Rod Brenneman	56	Yes	2023	2012	CHAIR	✓
George Bruce	66	Yes	2023	2009	✓	CHAIR
Jennifer Grigsby	52	Yes	2023	2013			✓
Lance Humphreys	51	Yes	2023	2018	✓	✓
Mason King	45	Yes	2023	2018				✓
James Kuykendall	55	Yes	2023	2018			✓
Michael J. Maddox	51	No	2022	2008
David O’Toole	70	No	2022	2008
Michael Robinson	67	Yes	2022	2018				✓
Jay Shadwick	58	Yes	2022	2009				CHAIR
Steve Swinson	63	Yes	2022	2013			✓

Proxy Statement Page 2

Board and Governance Matters

Nominee Biographical Information

Steven W. Caple
Mr. Caple has served as President of Unity Hunt, Inc., the company through which the Lamar Hunt family oversees its holdings, since January 2011. Additionally, Mr. Caple serves in various roles for many of the Lamar Hunt family’s trusts and portfolio companies. Mr. Caple is also the co-owner of TRL Management, LLC. Prior to joining Unity Hunt, Mr. Caple served as President of VFT Capital, LP (“VFT”). Before joining VFT, Mr. Caple served as President of Novo Networks, Inc., and he previously held legal and management positions with GTE Corporation, Chancellor Media Corporation and Marcus Cable, LP. Mr. Caple also practiced law with the firm of Patton, Haltom, Roberts, McWilliams & Greer, LLP. Mr. Caple received his bachelor’s degree from the University of Texas at Dallas and a law degree, cum laude, from the University of Arkansas, where he served as the Managing Editor of the Arkansas Law Review. Mr. Caple currently serves as Chairman of Hunt Midwest Enterprises, Inc. and as a board member of Placid Holding Company, Inc., Hunt Southwest Real Estate Development, LLC, FCD Holdings, and Trinity Hunt Management GP, LLC. He also serves as an advisory board member of the Roundtable Forum, a host committee member of the Great Investors’ Best Ideas Foundation Investment Symposium, a board member of the National Archives Foundation and a committee member of Campaign Arkansas.

Skills & Qualifications - Mr. Caple was selected to serve on our Board of Directors because of his significant management experience across many industries.

Ron Geist
Mr. Geist has served since June 2014 as President of RAGE Administrative and Marketing Services (“RAMS”), a large franchisee of restaurants. Prior to being appointed President, Mr. Geist served as Real Estate Director at RAMS. Additionally, Mr. Geist has served as Managing Partner of Starwood Investments, L.P. (“Starwood”) since February 2012. Starwood has holdings in securities, real estate, and other investments. Prior to joining RAMS and Starwood, Mr. Geist served as President of Blue Ribbon Technologies, a provider of document imaging and storage, as well as customizable web design. Before joining Blue Ribbon, Mr. Geist was Managing Partner and owner of Zland of Denver, a company that provides integrated web-based applications for the marketing, commerce and operations of business. Mr. Geist has also held various positions for Beauty First, a provider of hair care services and products throughout its chain of stores. Mr. Geist is a partner in Flint Oak Ranch, which is a private hunting resort. Mr. Geist received his B.S. degree from the University of Kansas. He has served on the board of CrossFirst Bank since 2013.

Skills & Qualifications - Mr. Geist was selected to serve on our Board of Directors because of his significant experience in restaurant franchising and general business.

George E. Hansen III
Mr. Hansen served as Chief Executive Officer and President of the Enterprise Center in Johnson County, a non-profit organization that provides education, connections to capital, mentoring and office space to Kansas City entrepreneurs, from June 2013 to February 2020. Additionally, Mr. Hansen also served as a manager and internal consultant for Murfin Drilling from November 2013 until January 2021. Prior to his roles with the Enterprise Center in Johnson County and Murfin Drilling, Mr. Hansen was Executive Vice President for Thorn EMI, PLC. Additionally, Mr. Hansen has served as the CEO or Managing Director for four private companies. Mr. Hansen is a graduate of the University of Maine and holds a certificate in Management from Columbia University. He serves as a board member for the Enterprise Center in Johnson County and Matrix Measuring Systems.

Skills & Qualifications - Mr. Hansen was selected to serve on our Board of Directors because of his significant management experience across many industries.

Proxy Statement Page 3

Board and Governance Matters

George F. Jones
Mr. Jones currently serves as Vice Chairman. Mr. Jones served as President and Chief Executive Officer of the Company from May 2018 through May 2020. Mr. Jones joined the Company as Vice-Chairman in May 2016 through May 2018 and reassumed the role in June 2020. Mr. Jones has over 40 years of experience in the banking industry. Mr. Jones was a founding executive of Texas Capital Bancshares, Inc. (“TCBI”), a bank holding company, and served as President of TCBI from 2007 until 2013 and Chief Executive Officer from 2007 until 2013. Mr. Jones is a graduate of the University of North Texas with a degree in Business Administration and of the Graduate School of Banking at Southern Methodist University. Mr. Jones served on the board of the Federal Reserve Bank of Dallas and was a member of the Audit Committee. Mr. Jones has served on the board of CrossFirst Bank since 2016. He also serves on the board of directors and as chairman of the audit committee and compensation committee of Caliber Home Loans, Inc., Dallas, Texas.

Skills & Qualifications - Mr. Jones was selected as a director because of his deep knowledge of banking and his vast experience and reputation in the industry.

Kevin Rauckman
Mr. Rauckman is the owner of, and financial consultant for, Rauckman Advisors, LLC, where he has worked since November 2017. Mr. Rauckman was previously a financial advisor for MoBank (formerly Bank of Kansas City), a subsidiary of BOK Financial Corporation, from February 2015 through May 2016. Prior to joining the Bank of Kansas City, Mr. Rauckman served as the Chief Financial Officer and Treasurer of Garmin Ltd. from January 1999 until December 2014. He was named CFO of the Year by the Kansas City Business Journal in 2008. Mr. Rauckman received a B.S. in Business Administration in 1984 and an MBA degree in Finance from the University of Kansas in 1986. Mr. Rauckman serves as a board member and the audit committee chairman of JE Dunn Construction Group. He also serves on the board for ClaimKit LLC and Site 10.01, LLC and on the Audit Committee for Cristo Rey Kansas City High School. He has served on the board of CrossFirst Bank since 2018.

Skills & Qualifications - Mr. Rauckman was selected to serve on our Board of Directors because of his significant financial and investment experience.

Grey Stogner
Mr. Stogner is the President and Owner of Crestview Real Estate, LLC (“Crestview”), which is a full-service commercial real estate company based in Dallas, Texas. Crestview specializes in development, leasing, property management, and asset management of commercial real estate. Mr. Stogner is also a principal in The Cogent Group, LLC, which is an investment company that specializes in net leased investments. Mr. Stogner has served as President of Crestview and as a principal in The Cogent Group, LLC since April 2008. During his career, which has spanned over 30 years in commercial real estate, he has been involved in the development of over 7 million square feet of commercial space primarily in the retail shopping center sector of the business. This has included food anchored retail centers, specialty centers and single tenant assets. Mr. Stogner graduated from Baylor University with a B.B.A. in Management, Marketing, and Real Estate and was a football letterman.

Skills & Qualifications - Mr. Stogner was selected to serve on our Board of Directors because of his significant experience in real estate investments.

Proxy Statement Page 4

Board and Governance Matters

The Board recommends a vote FOR the election of

Steven W. Caple, Ron Geist, George Hansen, George F. Jones, Jr., Kevin Rauckman and Grey Stogner

Continuing Director Biographical Information

Rod K. Brenneman, Chairman of the Board

Since August 2014, Mr. Brenneman has been an independent business consultant and advisor. From 2011 until August 2014, Mr. Brenneman served as the President and Chief Executive Officer of Butterball LLC, the largest integrated turkey processing company in the United States and a joint venture of Seaboard Corporation and Maxwell Foods, LLC. Previously, Mr. Brenneman served in various financial and management capacities at Seaboard Corporation, a global agribusiness and transportation company, from 1989 until 2011. Mr. Brenneman served as President and Chief Executive Officer of Seaboard Foods from 2001 until 2011, as Senior Vice-President and Chief Financial Officer of Seaboard Foods from 1999 to 2001, as Senior Vice President, Live Production for Seaboard Foods from 1996 until 1999 and Vice President – Finance and Administration of Seaboard Foods from 1994 to 1996. His previous experience includes several years with Arthur Andersen. Mr. Brenneman is a CPA and graduated from Wichita State University. Mr. Brenneman has served on several boards, both for-profit and not-for-profit, and is involved in private equity. Mr. Brenneman previously served on the board of CrossFirst Bank from 2009 until 2012. Currently, he serves on the board of the Clemens Family Corporation, McKee Foods, Maxwell Foods, Great Lakes Cheese Co., Inc., P&P Optica Inc., New Horizon, Lifesong for Orphans, Inc. and Made to Flourish, Inc.
Skills & Qualifications - Mr. Brenneman was selected to serve on our Board of Directors because of his significant management and financial experience.

George C. Bruce
Mr. Bruce has served as the CEO of Aladdin Petroleum Corporation, an oil and gas exploration and production company since 1993. Mr. Bruce has also served as general counsel for Aladdin Middle-East, Ltd., a private petroleum exploration, production and drilling company, primarily drilling in the Republic of Turkey since 1980 and serves as its Vice Chairman and Executive Vice President. In his legal career, Mr. Bruce was a law partner of Hall, Pike & Bruce from 1980-1988 before joining Martin, Pringle, Oliver, Wallace & Bauer, LLP, where he served as managing partner and continues to serve of counsel. Mr. Bruce served as corporate counsel for Union Bankshares, Inc., the holding company for Union National Bank of Wichita, for 10 years from 1985 through its acquisition by Commerce Bank in 1995. Mr. Bruce also served as legal counsel for numerous banks in obtaining de novo charters and in connection with sales and acquisitions. Mr. Bruce received a B.A. degree in History from the University of Kansas in 1977 and his law degree from Washburn University School of Law in 1980. He has served on the board of directors of Aladdin Petroleum Corporation since 1993, and the board of Aladdin Middle-East, Ltd. since 1990. Additionally, Mr. Bruce has served on the board for Heartland Community Church since 1993.

Skills and Qualifications - Mr. Bruce was selected to serve on our Board of Directors because of his significant legal, business and banking experience, particularly in the energy sector.

Proxy Statement Page 5

Board and Governance Matters

Jennifer Grigsby
Jennifer M. Grigsby has served as the Secretary of Economic Administration (subject to confirmation) for the State of Oklahoma since March 2021. Ms. Grigsby served as Executive Vice President and Chief Financial Officer of Ascent Resources, LLC, an oil and gas exploration and production company located in Oklahoma City, OK, from July 2015 through May 2020. Ms. Grigsby previously served as CFO of American Energy – Woodford, LLC and CEO and CFO of American Energy Minerals, LLC from February 2015 to July 2015. Prior to joining American Energy, Ms. Grigsby was Senior Vice President – Corporate and Strategic Planning for Chesapeake Energy Corporation, an oil and gas exploration and production company from August 2013 to May 2014. Ms. Grigsby received a BS degree in Accounting in 1991 from Oklahoma State University and her MBA from Oklahoma City University in 1999. Ms. Grigsby is a Certified Public Accountant and Chartered Global Management Accountant and is a member of the Oklahoma Society of CPAs and the American Institute of Certified Public Accountants. Ms. Grigsby is also National Association of Corporate Directors (NACD) Directorship CertifiedTM. She previously served on the board of directors of CrossFirst Bank from 2012 to 2013. Ms. Grigsby serves as chair of the board of directors of the YMCA of Greater Oklahoma City and on the board of directors of the Oklahoma Hall of Fame and the United Way of Central Oklahoma.
Skills and Qualifications - Mrs. Grigsby was selected to serve on our Board of Directors because of her significant financial and general business experience, particularly in the energy sector.

Lance Humphreys
Mr. Humphreys has served as Manager – Lead Investor of Triad Marketing Inc., since May 2010. Mr. Humphreys previously served as Manager of Covenant Hospitality, LLC from February 2011 through May 2016. Mr. Humphreys graduated from the University of Oklahoma, where he studied marketing. Mr. Humphreys also studied at Denver Seminary and spent eight years as the senior leader of Bridgeway Church in Oklahoma City. Mr. Humphreys previously served on the board of CrossFirst Bank from 2012 until 2018. He is a current board member for Carlton Landing, LLC, and Humphreys Fund I.
Skills and Qualifications - Mr. Humphreys was selected to serve on our Board of Directors because of his significant management and general business experience.

Mason King
Mr. King is a Principal of Luther King Capital Management, an investment management company. He joined the firm in 2004 and serves as a portfolio manager and equity analyst. Mr. King graduated with a Bachelor of Arts in English Literature from Princeton University and a Master of Business Administration from the University of Texas at Austin. He also completed the TCU Ranch Management Program. Mr. King holds board positions with St. Mark’s School of Texas, the Investment Advisor Association, Caesar Kleberg Wildlife Research Institute, Texas and Southwestern Cattle Raisers Foundation, LKCM Center for Financial Studies at TCU and the University of Texas MBA Investment Fund. He has also served on the board of CrossFirst Bank since 2018.

Skills and Qualifications -Mr. King was selected to serve on our Board of Directors because of his significant banking, financial and investment experience.

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Board and Governance Matters

James W. Kuykendall

Mr. Kuykendall owns and operates Equipment World, Inc., a construction equipment dealership located in Tulsa, Oklahoma. The business sells equipment across the country and serves a regional area providing rentals, parts and services. Mr. Kuykendall joined the company in 1987 upon his graduation from Oklahoma State University and has spent over 30 years working to build the business. Mr. Kuykendall is involved in various industry associations and has served on the board of the Association of Oklahoma General Contractors. He has served on the board of CrossFirst Bank since 2017.

Skills and Qualifications - Mr. Kuykendall was selected to serve on our Board of Directors because of his significant business experience.

Michael J. Maddox
Mr. Maddox has served as President and Chief Executive Officer of the Bank since November 28, 2008 and of the Company since June 1, 2020. Prior to joining the Bank, he was a Regional President for Intrust Bank. In this role, he managed the bank’s operations in Northeast Kansas. Mr. Maddox has over 18 years of banking experience. Mr. Maddox attended the University of Kansas from which he received a Business degree in 1991 and a law degree in 1994. While at KU, Mr. Maddox was a four-year basketball letterman and a member of the KU team that won the National Championship in 1988. Mr. Maddox completed the Graduate School of Banking at the University of Wisconsin - Madison in 2003. Mr. Maddox is a member of the Economic Development Board of Johnson County. Mr. Maddox serves on the Kansas City Civic Council. He has served on the board of CrossFirst Bank since 2008. Mr. Maddox’s employment agreement also grants him a right to be appointed as a director of the Company and the Bank.
Skills and Qualifications - Mr. Maddox was selected to serve on our Board of Directors because of his significant banking leadership experience.

David O’Toole
Mr. O’Toole has served as Chief Financial Officer of the Company and the Bank since 2008 and Chief Investment Officer of the Company since 2009. In addition to his roles with the Company and the Bank, Mr. O’Toole has served as President of CrossFirst Investments, Inc. since 2010. Mr. O’Toole previously served as President for CrossFirst Advisors from 2008 until 2016. Mr. O’Toole was a co-founder of a bank consulting and accounting firm that grew in national prominence and served more than 500 financial institutions. He was Managing Partner of the company for approximately ten years and led the firm’s M&A practice where he was involved with nearly 100 bank purchase or sale transactions. Mr. O’Toole graduated from Fort Hays State University in 1973, and is a former member of the Kansas City Chapter of the Association for Corporate Growth and The Executive Committee KC. He has served on numerous boards of directors of banks and private companies, including the Continental Airlines, Inc. travel agency advisory board. Mr. O’Toole has served on the board of CrossFirst Bank since 2007. Mr. O’Toole’s current board positions include the Company, the Bank and The Ali Kemp Educational (T.A.K.E.) Foundation. Mr. O’Toole’s employment agreement also grants him a right to be appointed as a director of the Company and the Bank.
Skills and Qualifications - Mr. O’Toole was selected to serve on our Board of Directors because of his significant experience in accounting, finance, banking and general business.

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Board and Governance Matters

Michael Robinson
Since March 2006, Mr. Robinson has owned and worked for Leadergy Catalyst LLC, a senior executive advisory company specializing in technology innovation leadership. Prior to Leadergy Catalyst LLC, he served as President and Chief Operating Officer of Motricity, a provider of mobile marketing and advertising solutions, from February 2005 until March 2006, and as Senior Vice President for Sprint Corporation from September 1973 until February 2005. Mr. Robinson has almost 45 years of leadership experience in technology-centric businesses, including business development, sales, international business, product development, engineering, and operations. He has served on the board of CrossFirst Bank since its inception in 2007.

Skills and Qualifications - Mr. Robinson was selected to serve on our Board of Directors because of his significant technology expertise and general business experience.

Jay Shadwick
Mr. Shadwick is a partner with the law firm of Duggan, Shadwick, Doerr and Kurlbaum LLC, where he has worked since 1994. Mr. Shadwick has practiced law for 31 years with an emphasis in banking, real estate, and business transactions. Mr. Shadwick obtained a B.S. degree in Secondary Education from the University of Kansas and his law degree from the University of Arkansas. He previously served on the board of CrossFirst Bank from 2007 until 2009 prior to rejoining the board in 2018. Mr. Shadwick is a former Chairman of the Johnson County Republican Party, former Member of the Johnson County Airport Commission and former Chairman of the Kansas Racing and Gaming Commission.
Skills and Qualifications - Mr. Shadwick was selected to serve on our Board of Directors because of his significant experience with banking, real estate, and general business transactions.

Stephen K. Swinson
Mr. Swinson currently serves as President and CEO of Thermal Energy Corporation (“TECO”), a not-for-profit district energy system. TECO is the largest district energy chilled water system in North America. Mr. Swinson has served in this role at TECO since 2005. Mr. Swinson graduated from Auburn University with a degree in mechanical engineering and received his MBA from Northwestern University’s Kellogg Graduate School of Management. He is a licensed professional engineer and is a frequent presenter and publisher on emerging issues in the energy field. He serves as Chairman of the Audit Committee for the International District Energy Association and is an Advisory Board Member for the Texas Medical Center. Mr. Swinson is also of Native American descent.
Skills & Qualifications - Mr. Swinson was selected to serve on our Board because of his significant management and general business experience, particularly in energy and construction.

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Board and Governance Matters

Corporate Governance

Process for Nominating Directors

Nomination of Directors

The Nominating Committee is responsible for identifying, evaluating, and recommending candidates to the Board. The Nominating Committee may consider director candidates from a wide range of sources, including stockholders, officers, and directors. The Board is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur. The Nominating Committee will continue to evaluate the composition of the Board, including the mix of skills and experiences of existing directors, as well as the potential benefits from new and different perspectives and skill sets.

Stockholder Recommendations for Director Candidates

Fulfilling its responsibility to identify, evaluate, and recommend director candidates, the Nominating Committee accepts stockholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. The Nominating Committee determines the need for additional or replacement Board members, then identifies and evaluates the director candidate under the Director Qualifications described below based on the information the Nominating Committee receives with the recommendation or which it otherwise possesses, which may be supplemented by certain inquiries. If the Nominating Committee determines, in consultation with other directors, that a more comprehensive evaluation is warranted, the Nominating Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Nominating Committee will then evaluate the director candidate further, again using the qualification criteria described herein. The Nominating Committee receives input on such director candidates from other directors, and recommends director candidates to the full Board for nomination. The Nominating Committee may engage a third party to assist in identifying director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Nominating Committee engages a third party, the Company pays for these services.

Stockholders who wish to recommend a candidate for the Nominating Committee’s consideration must submit the recommendation in writing to CrossFirst Bankshares, Inc. 11440 Tomahawk Creek Parkway, Leawood, Kansas, 66211 Attn: General Counsel & Corporate Secretary. The written notice must demonstrate that it is being submitted by a stockholder of record of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications, and other relevant biographical information. In addition, the stockholder must confirm the candidate’s consent to serve as a director. In 2021, there were no director candidates submitted by stockholders. Stockholders may make recommendations at any time.

In addition, stockholders may nominate director candidates by complying with the advance notice bylaw provisions discussed at the end of this Proxy Statement in the “General Information – Stockholder Proposals or Nominations Not Submitted Pursuant to Rule 14a-8” section.

Director Qualifications

Our Corporate Governance Guidelines describe our director qualifications. The Board seeks members who combine a broad and relevant spectrum of experience and expertise with a reputation for integrity. The Board looks for directors that can best perpetuate the Company’s success and represent stockholder interests through the exercise of sound judgment, using their diversity of experience. Directors should be selected based upon their potential contributions to the Board and management and their ability to represent the interests of stockholders. Also, the Board will consider the diversity of a candidate’s perspectives, background, and other demographics. When considering potential director candidates, our Board of Directors also considers: (i) whether the individual meets various independence requirements; (ii) the individual’s understanding of banking, the varied disciplines relevant to the success of a publicly traded company in the current business environment and the Company’s business and markets; (iii) the professional expertise, business and financial experience and educational background of the individual; (iv) the individual’s understanding of, and commitment to, high standards of regulatory compliance; (v) the personal and professional integrity of the individual; and (vi) other factors that promote diversity of views and experience.

Generally, no director is permitted to serve on more than four public company boards (including the Company’s Board). Management directors may only serve on one other public company board. Our Chairman of the Board may serve on no more than two other public company boards (this is limited to one other board if he is serving as lead director or chairman of another public company board).

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Board and Governance Matters

The Corporate Governance Guidelines include a retirement policy for directors. In general, under this policy, any director who has reached the age of 75 at or before the time for his or her election by stockholders or designation by the Board to the Board will not be eligible for election or designation to the Board, and the Board will not nominate for election or designate any such person as a director; provided, that, the Board may waive the application of this policy if the Board determines that the value of a particular director’s contribution makes it advisable to do so.

The Corporate Governance Guidelines also include a policy regarding a change of director’s circumstances. In general, under this policy, any director who retires, or makes a significant change to his or her principal employment or experiences a significant change in his or her personal circumstances that may reasonably have an adverse effect on the director’s service on the Board, including his or her independence or the Company’s business or reputation, must offer his or her resignation to the Board. The Nominating Committee then will review the appropriateness of that director’s continued service on the Board in light of the new circumstances and will make a recommendation to the Board as to whether the resignation should be accepted.

Information Concerning Nominees for Election as Directors

Director Independence

Our Board of Directors adopted our Corporate Governance Guidelines, which contain the director independence guidelines and provide that a majority of the members of the Board must qualify as independent. Our committee charters provide that each of the Audit Committee, the Compensation Committee, the Nominating Committee and the Risk Committee must consist of directors who are independent. The Board uses The Nasdaq Stock Market, LLC (“Nasdaq”) director independence standards (the “Standards”) and applicable SEC rules to determine independence. In each case, the Board broadly considers all relevant facts and circumstances and applies the guidelines and the Standards in determining whether directors qualify as “independent.” Our Corporate Governance Guidelines are available through the investor relations page of our internet site, https://investors.crossfirstbankshares.com, and in print free of charge to any stockholder who requests a copy.

The Board reviewed the independence of all of our current directors. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family and members of the Company’s senior management. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that each of our directors are independent of the Company and its management under the Standards and applicable SEC rules, except Michael J. Maddox, George F. Jones, Jr., and David O’Toole. The Board determined Messrs. Maddox, Jones, and O’Toole are not independent because they are employees of the Company.

In determining that each of the directors other than Messrs. Maddox, Jones, and O’Toole is independent, the Board considered, among other things, certain relationships, which it determined were immaterial to the directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, sold products and services to, and/or purchased products and services from, law firms or companies at which some of our directors were partners or officers during 2020. In each case, the amount paid to or received from these companies in each of the last three years did not exceed the greater of $200,000 or 5% of that organization’s consolidated gross revenues, and in the case of individuals $120,000, the thresholds set forth in the Standards.

Board Operations

Board and Committee Meetings

Our Board held nine meetings during 2020. Each director attended at least 75% or more of the total number of meetings of the Board and the standing committees on which such director served that were held while the director was a member. Our Board has established the following standing committees: Audit, Compensation, Nominating, and Risk. The membership and function of each committee and the number of meetings held by each committee during 2020 is described below.

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Board and Governance Matters

AUDIT COMMITTEE	Members
5 Meetings in 2020	Kevin Rauckman (Chair) Steven W. Caple Jennifer Grigsby James Kuykendall Steve Swinson

Primary Responsibilities:

•       Oversee our accounting and financial reporting processes and audit of our financial statements, our risk management relating to our accounting and financial reporting process, and the qualifications and independence of our independent registered public accounting firm

•       Oversee the internal audit function, including the performance of our internal audits

•       Sole authority and responsibility to select, determine compensation for, evaluate the performance of, and, if appropriate, replace our independent registered public accounting firm

COMPENSATION COMMITTEE	Members
6 Meetings in 2020	Rod Brenneman (Chair) George C. Bruce George Hansen Lance Humphreys

Primary Responsibilities:

•       Establish policies and procedures for compensating executive officers and non-employee directors

•       Determine the structure and objectives of each element of executive officer compensation, and the base salaries, incentive award opportunity levels, and all other components of such compensation

•       Set incentive compensation goals

•       Approve awards under equity and incentive compensation programs, and exercise administrative authority under benefit plans

•      Evaluate Chief Executive Officer performance and review evaluations of the performance of other executive officers

•      Recommend to the Board the structure of non-employee director compensation

•      Assist the Board in overseeing compensation risk including determinations regarding the risk of employee compensation practices and policies

•      Approve certain compensation disclosures

•      Retain independent compensation consultants

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Board and Governance Matters

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

3 Meetings in 2020

Primary Responsibilities:

•       Identify and recommend candidates for election to our Board and each Board committee

•       Consider matters of corporate governance and make recommendations or take action relating to such matters

•       Succession planning

Members George C. Bruce (Chair) Rod Brenneman George Hansen Lance Humphreys

Risk Committee	Members
4 Meetings in 2020	Jay Shadwick (Chair) Ron Geist Mason King Michael Robinson Grey Stogner

Primary Responsibilities:

•      Oversee the enterprise-wide risk management framework

•      Make recommendations to the Board on risk management policies and the Company’s risk appetite and tolerance

•      Oversee risk management governance and policies and perform other functions pursuant to the state and federal banking regulations

Committee Matters

Our Board has adopted a written charter for each of the Audit, Compensation, Nominating, and Risk Committees setting forth the roles and responsibilities of each committee. The committee charters are available through the investor relations page of our internet site https://investors.crossfirstbankshares.com.

All members of the Audit, Compensation, Nominating, and Risk Committees satisfy the standards of independence applicable to members of such committees under applicable Nasdaq Standards. In addition, the Board has determined that Mr. Rauckman and Ms. Grigsby are “audit committee financial experts” as such term is defined in Item 407(d) of Regulation S-K under the Exchange Act and are financial experts and have the financial sophistication required applicable Nasdaq Standards due to their experience and background.

Board Leadership Structure

The Board of Directors resolved to separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and the day-to-day leadership and performance. The Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for board meetings, presides over meetings of the full Board of Directors (including executive sessions), and facilitates communication among the independent directors and between the independent directors and the Chief Executive Officer. Our Board of Directors further believes that the separation of the duties of the Chief Executive Officer and the Chairman of the Board eliminates any inherent conflict of interest that may arise when the roles are combined.

The Company’s Bylaws, as well as our Corporate Governance Guidelines, provide that the office of the Chairman and the office of the CEO may be, but need not be, held by the same person. The Company has a strong independent Board, with all directors except for Messrs. Jones, O’Toole, and Maddox having been determined to be independent under Nasdaq Standards. Further, as previously noted, all standing committees of the Board are composed solely of independent directors. The Board believes that having an Independent Chairman, separate from the CEO role, is the most appropriate leadership structure at this time. Although the Board believes that this best serves the interests of the Company and its stockholders, the Board retains the flexibility to combine the roles in the future. The Board recognizes its responsibility for the establishment and maintenance of the most effective leadership structure for the Company, taking into account all relevant facts and circumstances. In our Corporate Governance Guidelines, the Board has indicated that it will appoint a Lead Director whenever the position of Chairman is not held by an independent director.

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Board and Governance Matters

Non-Employee Director Meetings

In accordance with our Corporate Governance Guidelines, the non-employee directors meet regularly in executive sessions without management present. Currently, all non-employee directors are independent. The Independent Chairman, who is independent, presides over executive and independent director sessions. Our Board met four times in executive session in 2020.

Compensation Committee Interlocks and Insider Participation

The following persons served on our Compensation Committee during 2020: Messrs. Brenneman, Bruce, Hansen and Humphreys. During 2020, no member of the Compensation Committee was an officer or employee or former officer of the Company or any of our subsidiaries. None of our executives served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee or (ii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

Board Attendance at Annual Stockholder Meeting

Members of our Board of Directors are invited and encouraged to attend each annual meeting of stockholders. All of our directors attended our 2020 Annual Meeting of Stockholders.

Code of Ethics and Business Conduct

The Company maintains a Code of Ethics and Business Conduct applicable to all directors, officers and employees, including senior financial officers, and provides a statement of CrossFirst’s policies for conducting business legally and ethically. The Code of Ethics and Business Conduct is available without charge through the investor relations page of our internet site, https://investors.crossfirstbankshares.com, or by writing to the attention of: CrossFirst Bankshares, Inc. 11440 Tomahawk Creek Parkway, Leawood, Kansas, 66211 Attn: General Counsel & Corporate Secretary. Any waivers of the provisions of this Code of Ethics and Business Conduct for directors or executive officers may be granted only in exceptional circumstances by the Board, or an authorized committee thereof, and will be promptly disclosed to the Company’s stockholders as may be required under the Securities and Exchange Commission (“SEC”) or Nasdaq rules.

Board and Committee Evaluations

In order to monitor and improve its effectiveness, and to solicit and act upon feedback they receive, the Board and its committees annually engage in a formal self-evaluation process. The Nominating Committee begins the process each year by reviewing and approving the self-evaluation procedures to ensure the independence and integrity of the process. Each member of the Board is then interviewed regarding his or her board and committee service, and any findings are shared with the Nominating Committee. The Nominating Committee Chair then reports any findings to the full Board and each standing committee to facilitate a discussion of the results.

Board Role in Risk Oversight

Our Board of Directors has ultimate authority and responsibility for overseeing our risk management. Our Board of Directors monitors, reviews and reacts to material enterprise risks identified by management. Our Board of Directors receives specific reports from executive management on credit, interest rate, liquidity, transactional, compliance and legal, strategic, and reputational risks and the degree of exposure to those risks. Our Board of Directors helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders. Committees of our Board of Directors have responsibility for risk oversight in specific areas. The Audit Committee oversees financial, accounting and internal control risk management policies. The Compensation Committee assesses and monitors risks in our compensation program. The Risk Committee assists our Board of Directors in its oversight of the enterprise-wide risk management of the Company, including but not limited to, risks associated with credit activities, regulatory compliance, vendor management, technology/cybersecurity, investment, markets, products and operational risks.

The Company’s subsidiary Bank also has a separate board. The Bank board consists of certain members of the Company’s board. Its members are Messrs. Jones, O’Toole, Maddox, Robinson, Shadwick, King, Geist, Kuykendall and Rauckman. This Bank board meets on a regular basis and its committees also take an active role in risk management. The Bank board regularly shares its materials with the Company’s Board.

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Director Compensation

Director Compensation

Director Compensation and Role of the Compensation Committee

The compensation paid to our non-employee directors further advances the interests of the Company and its stockholders by encouraging increased share ownership to promote long-term stockholder value.

The Compensation Committee is responsible for reviewing the effectiveness of the non-employee director compensation program in supporting the Company’s ability to attract qualified directors and align their interests with stockholders. The Compensation Committee reviews director compensation regularly and considers a variety of factors, including our financial performance, general market conditions, director compensation at comparable companies, director responsibilities, and trends in director compensation practices. Any recommendations for changes in director compensation are made to our Board.

The compensation payable under our directors’ compensation program effective May 2020 is described below.

Compensation Program

Description	Annual Compensation Amount*
Annual Director Fees	$30,000 in cash and $30,000 in restricted stock
Non-Executive Chairman Fee	$30,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$20,000
Nominating Committee Chair	$20,000
Risk Committee Chair	$20,000
Audit Committee Members	$5,000
Other Committee Members	$2,500

*Each director has the ability to elect to receive the cash portion of such director’s fees (including Committee fees) in restricted stock.

In late 2019, Meridian Compensation Partners, LLC, the Compensation Committee’s independent compensation consultant, conducted a market review of director compensation. Meridian used the same peer group that it used for executive compensation benchmarking to provide the Board with a market review of Board compensation, which included a review of retainers, meeting fees and equity grants to directors. Changes based on Meridian’s recommendations were effective May 2020.

In addition, the Nominating Committee members each received a one-time fee of $10,000 during 2020 related to substantial work done during the CEO succession process, including engaging an executive recruitment firm, interviewing candidates, and selecting the appropriate candidate.

Reimbursements

Directors are reimbursed for reasonable expenses incurred in attending Board, committee and stockholder meetings, including reasonable expenses for travel, meals and lodging.

Directors Deferred Fee Plan

In 2018, our Board of Directors adopted a voluntary Directors’ Deferred Fee Plan (the “Directors’ Deferred Fee Plan”) that permits electing directors to receive deferred shares of our common stock in lieu of: (i) cash directors’ fees; and (ii) stock directors’ fees. The payment of the deferred shares received under the Directors’ Deferred Fee Plan are deferred for tax purposes until a director’s service on our Board of Directors ends. Before any deferred shares are delivered to a participating director, the director does not have any right to vote any of his or her deferred shares nor to receive any cash dividends on the deferred shares to the extent dividends are payable on shares of our common stock. If and when we pay a cash dividend on our shares, additional deferred shares are credited to a participating director’s account. The additional shares credited have a value equal to the dividends that otherwise would have been payable to a plan account if the hypothetical shares then credited were actual shares of our common stock. All credited whole deferred shares will be settled in actual shares of our common stock and such shares will be issued to a director upon the director’s termination from service on our Board of Directors. Any fractional deferred share will be rounded up to a whole share. The plan applies only to eligible director compensation earned after that date.

Proxy Statement Page 14

Director Compensation

2020 Non-Employee Director Compensation Table

The following table sets forth compensation earned, awarded or paid during 2020 to each director who served on our Board of Directors in 2020, other than Messrs. Jones, O’Toole, and Maddox, who are employees of the Company and did not receive any compensation for their service as directors. The compensation of Mr. Maddox and Mr. Jones is described in the “Summary Compensation Table” below. The table also includes other compensation earned by each director from us or the Bank.

	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All other Compensation ($)	Total ($)
Rod Brenneman	$111,484	$48,984	-	$160,468
George Bruce (3)	$76,964	$44,464	-	$121,428
Steven W. Caple (4)	$45,848	$40,848	-	$86,696
Ron Geist	$43,348	$40,848	-	$84,196
Jennifer Grigsby (3)	$45,848	$40,848	-	$86,696
George E. Hansen III (3)	$55,848	$40,848	-	$96,696
Lance Humphreys	$55,848	$40,848	-	$96,696
Mason King (3)	$43,348	$40,848	-	$84,196
James W. Kuykendall	$45,848	$40,848	-	$86,696
Kevin Rauckman (3)	$64,464	$44,464	-	$108,928
Michael Robinson	$43,348	$40,848	-	$84,196
Jay Shadwick	$64,464	$44,464	-	$108,928
Grey Stogner (3)	$43,348	$40,848	-	$84,196
Steve Swinson (3)	$45,848	$40,848	-	$86,696

(1)	Cash. The amounts in this column include: (i) the non-employee director’s cash retainer fees; and (ii) the value of restricted stock or deferred shares received in lieu of the non-employee director’s cash retainer fees, calculated based on the fair market value of the underlying shares on the dates the cash retainer fees would have otherwise been paid. The following directors elected to receive their cash retainer fees as restricted stock or deferred shares: Bruce (8,615), Caple (5,015), Grigsby (5,015), Hansen (6,233), King (4,710), Kuykendall (5,015) and Swinson (5,015). Directors Brenneman, Bruce, Humphreys, and Hansen received an additional $10,000 in connection with their efforts during the CEO search process.

(2)	2020 Restricted Stock Awards. Vesting is subject to continued service on the Board of Directors through the vesting date. The amounts in this column reflect the aggregate grant date fair value of restricted stock awards granted to the non-employee directors during fiscal 2020, whether or not deferred, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the valuation are set forth in Note 16 of the notes to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. All restricted stock awards were issued to our directors under our Omnibus Plan.

(3)	Deferred Shares. Directors Bruce, Grigsby, Hansen, King, Stogner, and Swinson elected to defer their 2020 equity compensation until such directors separates from service from the board.

Name	Total Deferred Shares as of December 31, 2020	Restricted Stock Awarded in 2020	Restricted Stock outstanding at December 31, 2020	Director who elected to have 2020 restricted stock grants deferred
Rod Brenneman	1,935	4,970	3,654	-
George Bruce	17,142	-	-	13,272
Steve Caple	-	9,421	7,917	-
Ron Geist	-	4,558	3,806	-
Jennifer Grigsby	13,291	-	-	9,421
George Hansen	14,509	-	-	10,639
Lance Humphreys	-	5,319	4,567	-
Mason King	12,986	-	-	9,116
James Kuykendall	-	9,421	7,917	-
Kevin Rauckman	-	5,875	4,872	-
Michael Robinson	-	9,116	7.612	-
Jay Shadwick	-	5,875	4,872	-
Grey Stogner	6,493	-	-	4,558
Steve Swinson	13,291	-	-	9,421

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Executive Compensation

Executive Compensation

Overview

As an Emerging Growth Company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as defined in the rules promulgated under the Securities Act. These rules permit us to limit reporting of compensation disclosure to all persons serving as our principal executive officer during our last completed fiscal year and our two other most highly compensated executive officers, which are referred to as our “named executive officers” or “NEOs.”

Our named executive officers for 2020, which consist of our current principal executive officer and the two other most highly compensated executive officers, are:

○	Mike Maddox, President and Chief Executive Officer of the Company;

○	George F. Jones, Jr., Vice Chairman of the Company; and

○	Steve Peterson, Chief Banking Officer.

We compensate our named executive officers through a combination of base salary, annual cash incentives, long-term equity incentives and other benefits, including perquisites. Our Board of Directors believes the executive compensation packages that we provide to our executives, including the named executive officers, should reward performance. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our named executive officers.

Compensation Program and Objectives

The Company’s 2020 executive compensation program and compensation decisions were based on the following principles:

Pay for Performance	Balanced Compensation Structure	Market-Competitive Pay Opportunity

Our compensation should reflect Company, business segment, and individual performance.	We seek to deliver a mix of fixed and variable compensation that is aligned with stockholder interests and the long-term interests of the Company and that appropriately balances risk and reward.	Our compensation should be competitive relative to our peers in order to attract, motivate and retain a talented executive team.

Pay for Performance

Our compensation program is grounded on a pay for performance philosophy and is designed to reward achievement of the Company’s financial and strategic goals included in our business plans established before each performance cycle. In determining executive compensation, the Committee considers financial performance and strategic performance factors, risk performance, internal pay equity and individual NEO performance. The majority of our targeted compensation for our NEOs is in the form of variable compensation, a large portion of which is paid in performance shares and restricted stock units (RSUs) tied to the long-term performance of the Company and designed to be aligned with stockholder interests. Financial performance factors considered by the Committee in setting and determining executive annual and long-term compensation include the following:

•	Adjusted Return on Average Assets (“ROAA”);

•	Adjusted Earnings Per Share (“EPS”); and

•	Adjusted Net Income.

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Executive Compensation

Practices and Policies Supporting Strong Corporate Governance and Compensation Programs

We continue to maintain our disciplined approach to executive compensation with a focus on pay for performance, strong governance, risk management, and simplicity as evidenced by the following practices:

Ø       Pay for Performance:  The majority of the targeted compensation for our NEOs is in the form of variable compensation linked to the long-term financial and strategic goals of the Company. Incentive compensation metrics are based on adjusted EPS, adjusted net income and adjusted ROAA, and NEOs’ goals are designed to be aligned to the plan.

Ø       Stockholder alignment:  Our compensation program is designed to be aligned with our long-term interests and those of our stockholders with deferred long-term incentives (“LTI”) in the form of RSUs and Performance Shares linked to stock price appreciation.

Ø       Independent oversight:  Our Compensation Committee includes only directors who are independent under applicable Nasdaq standards and the Committee is advised by an independent compensation consultant.

Ø       Incentive award limits:  NEOs’ incentive awards have a maximum payout cap.

Ø       Clawback of incentive compensation:  Our Employee Compensation Policy and equity awards provide for clawbacks that allow us to recover shares issued pursuant to RSUs and PSUs under certain circumstances.

Ø       Risk management:  We regularly evaluate the risk impact of the design of our incentive compensation program.

Ø       Balanced change in control protection:  Our change in control severance policy includes a double trigger and does not provide excise tax gross-ups for any employees.

Ø       Restrictive covenants:  LTI awards to NEOs are subject to restrictive covenants, including non-solicitation provisions.

Ø       Stock ownership requirements: We have contractual stock ownership requirements for our NEOs.

Ø       Prohibition on Hedging:  Our Insider Trading Policy prohibits our directors, officers and employees from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Balanced Compensation Structure

The Committee determines compensation targets (sum of base salary, target Annual Cash Incentive (“AIP”) and LTI opportunities) for the NEOs at the beginning of the year, based on each executive’s role and market practice and our desired pay mix. Actual pay will vary based on Company and individual performance. Target AIP and LTI opportunities are established for, and communicated to, the NEOs at the beginning of the year or, if later, at the time of any subsequent increase in AIP or LTI opportunity. The actual year-end AIP awards paid and LTI awards made to the NEOs are determined by the Committee based on its evaluation of financial performance and other performance factors, risk performance and individual performance. The Committee also considers compensation levels of other executives in similar roles both within the Company and at industry peers before making compensation decisions. The Committee uses discretion to exercise its judgment instead of solely relying on a formulaic structure which it believes provides the right level of transparency while maintaining the flexibility necessary to pay amounts deemed appropriate for performance. The Committee has determined that a balance of the following pay components provides an effective combination of risk and reward:

(At Risk)

Element	Base Salary	Time-based Restricted Stock Units	Annual Incentive	Performance Shares
Highlights	Fixed compensation based on scope of responsibility, impact on the organization, expertise, experience, and individual performance.	Award of Time based RSUs that vest in 1/3 increments over three years.	Annual cash bonus opportunity based on Company financial performance, primarily adjusted net income.	Annual award of performance shares that will vary and vest based on achievement of our three-year performance goals.

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Executive Compensation

Review of Compensation Policies and Practices Related to Risk Management

The Committee undertakes an annual risk assessment by senior management of the Company’s employee compensation practices in order to evaluate any compensation-based risks. The Company’s General Counsel, Chief Human Resources Officer, and its Chief Risk Officer may direct senior leaders from the Company’s Human Resources, Legal, and Risk Management teams to compile and analyze information about the Company’s incentive compensation practices and payment history to understand how evaluation of business risk events affect certain AIP and LTI performance measures and compensation decisions. After evaluation of the data and based on upon management’s evaluation of compensation risks, the Company’s General Counsel prepares a report of the risk assessment, which includes any recommendations for risk adjustments to incentive compensation in connection with risk events. Such report is then shared with the Committee.

Peer Group

For 2020 compensation decisions, the peer group consisted of the following companies:

•	Veritex Holdings, Inc.	•	Byline Bancorp, Inc.	•	First Internet Bancorp
•	Enterprise Financial	•	Merchants Bancorp	•	Mercantile Bank
	Services Corp	•	QCR Holdings, Inc.		Corporation
•	1st Source Corporation	•	Horizon Bancorp, Inc.	•	Stock Yard Bancorp, Inc.
•	Meta Financial Group, Inc.	•	Allegiance Bancshares, Inc.	•	Independent Bank Corporation
•	National Bank Holdings Corporation	• •	Triumph Bancorp, Inc. Equity Bancshares, Inc.	• •	CBTX, Inc. Sterling Bancorp, Inc.

Market-Competitive Pay Opportunity

The Committee reviewed and considered competitive market data from the following sources when approving NEO compensation: proxy data from an established peer group of companies (discussed above) and other market survey data from companies within the financial services industry.

Role of the Compensation Committee

The Committee is responsible for the review and approval of all aspects of the Company’s executive compensation program and makes all decisions regarding the compensation of the Company’s NEOs. Specifically, the Committee has responsibility to, among other things:

Ø	Review, approve, and administer all compensation programs affecting NEOs and evaluate whether such plans are aligned with the Company’s compensation structure policies;

Ø	Annually review and approve:

○	Performance criteria, goals, and award vehicles used in our compensation plans for our NEOs, and
○	Performance of and compensation delivered to our NEOs;

Ø	Review the Company’s compensation practices to evaluate whether such practices take into account risk outcomes in making compensation determinations and do not encourage imprudent risk-taking; and

Øs	Review and approve any contracts, policies, or programs related to compensation, contractual arrangements, or severance plans affecting NEOs.

As described below, the Compensation Committee consults with management with respect to the compensation of the NEOs, other than the CEO.

Role of Executive Officers in Compensation Decisions

Our CEO, senior Company Human Resources personnel, CFO and General Counsel provide information to the Compensation Committee at their request. Examples of information that management provides the Compensation Committee include: business strategy, financial performance, risk assessments, and accounting and legal considerations. Management representatives also provide the Compensation Committee with preliminary reviews of Company and executive and performance for their determination of compensation pay decisions. The CEO provides feedback and recommendations on executives’ overall contribution to Company performance and individual responsibility for business segment, functional, and/or strategic goals. For 2021 compensation decisions, the CEO provided his recommendations during the Committee’s October 2020 meeting and provided his final recommendations to the Committee during the Committee’s February 2021 meeting. No NEO was involved in his or her own pay recommendations or decisions and the Compensation Committee meets in executive session. The decisions of the Committee for 2020 performance are reflected below under “Components of Compensation.”

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Executive Compensation

Use of Consultants

The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) to provide independent counsel on the design and market competitiveness of the Company’s executive compensation program. Periodically, Meridian conducts a benchmarking study utilizing a peer group. The purpose of this assessment is to provide market perspective to the Compensation Committee as it sets base salaries and incentive opportunities for the next year. In October 2019, Meridian conducted a competitive market analysis to provide guidance relating to setting 2020 compensation opportunities. The peer group was selected to represent banks of similar asset size (positioning the Company at median) with a similar business model.

Applicable SEC rules require companies to assess whether the work of any compensation consultant who has played any role in determining or recommending the amount or form of executive or director compensation raises any “conflicts of interest.” If so, the company must disclose in its proxy statement the nature of any such conflict of interest and how it is being addressed. The Compensation Committee reviewed the relationships among Meridian and the Company’s directors and executive officers in order to assess whether the work done by Meridian raised any conflicts of interest. The Compensation Committee did not identify any such conflicts of interest in its inquiry of these parties as a part of this assessment. Under its charter, the Compensation Committee also has the authority to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities. Prior to engaging any such advisor, consultant or legal counsel, the Compensation Committee considers the independence assessment of such advisor pursuant to applicable Nasdaq and SEC rules, but the committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment.

Components of Compensation

Base Salary

We provide each of our current named executive officers with a competitive fixed annual base salary. The base salaries for our named executive officers are reviewed annually by the Compensation Committee by taking into account the results achieved by each executive, his or her future potential, scope of responsibilities and experience, and competitive pay practices. For the fiscal year ended December 31, 2020, our named executive officers received annualized base salaries as follows: (i) $530,438 for Mr. Jones; (ii) $445,032 for Mr. Maddox; and (iii) $319,687 for Mr. Peterson.

Annual Incentive Program

Each of our current named executive officers are entitled to participate in our Annual Incentive Program, which provides for an annual cash award to be determined by the Compensation Committee based on attainment of certain performance criteria. Our Annual Incentive Program is designed to motivate and reward superior performance, attract and retain talent, encourage teamwork and collaboration, and ensure incentives are appropriately risk balanced.

Pursuant to the terms of the Annual Incentive Program, participants are awarded a cash incentive based on attainment of corporate performance goals during each calendar year. Award opportunities and performance goals are approved by the Compensation Committee at the beginning of each year. For 2020, the Company must have achieved at least a threshold level of adjusted net income for any awards to be paid and awards were subject to reduction for certain items.

Each participant under the Annual Incentive Program is assigned an incentive award target with threshold, target, and maximum performance levels of achievement. If actual performance falls below the threshold level of performance, there would be no award payout. Performance at the threshold, target and maximum performance levels would result in payments equal to 50%, 100%, and 150% of the targeted incentive opportunity. Payouts for performance between the threshold and target or target and maximum performance levels would be interpolated to reward incremental improvement.

For 2020, the threshold achievement level net income number was $37.5 million the Company’s actual performance was $12.6 million but was adjusted by the Committee based on impacts of the COVID-19 pandemic. The Company’s initial 2020 budgeted provision for loan loss was $12.4 million, compared to an actual provision of $56.7 million. Management determined that approximately $33 million of the provision for loan loss was pandemic related, resulting in a $25 million after-tax adjustment. In addition, net income was adjusted by $7.4 million for goodwill impairment related to the acquisition of Tulsa National Bank in 2013. Annual Incentive Awards of $240,000, $150,000, and $259,200 were paid to Messrs. Maddox, Peterson, and Jones respectively.

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Executive Compensation

Equity Awards

We grant equity awards to our employees, including our named executive officers, in order to drive achievement of our long-term financial objectives and value creation for stockholders, provide rewards for our overall performance and tie value to our stock price performance, align our employees’ interests with those of our stockholders and promote equity ownership among our employees. A summary of our equity compensation plans is provided below under “Equity Based Plans.” For 2020, we granted the long-term equity incentives described below to our named executive officers.

In 2020, we granted time-based restricted stock units and performance shares to Messrs. Jones, Maddox and Peterson in accordance with our 2020 Long-Term Incentive Program as follows:

Name	Grant Date	No. of RSUs	Performance Shares at target
George F. Jones, Jr.	2/28/20	8,552	8,552
Mike Maddox	2/28/20	5,481	5,481
Steve Peterson	2/27/20	4,429	2,214

The above time-based restricted stock unit awards granted to Messrs. Jones, Maddox and Peterson in February 2020 will vest annually in one-third increments.

The performance shares support the achievement of our long-term strategic and financial objectives and create an incentive to deliver stockholder value. The award of performance shares granted are contingent upon three-year performance goals established for adjusted EPS and adjusted ROAA, which are equally weighted. The performance shares granted in February 2020 to Messrs. Jones, Maddox and Peterson will cliff vest in 2023 based on certification of performance, and can vary between 50% of target for threshold performance and 150% of target for performance at maximum. Linear interpolation will be used if achievement is between values, and the entire award will be forfeited if threshold performance is not met on both measures.

Additional Equity Awards

In connection with his promotion to CEO, Mr. Maddox was granted the following equity awards under the 2018 Equity and Incentive Plan (the “Omnibus Plan”): (i) 25,907 stock settled appreciation rights (“SSARs”) with a grant price of $9.35 per share vesting in one-third annual increments (8,636 SSARs vesting on March 1, 2021; 8,636 SSARs vesting on February 28, 2022; and 8,635 SSARs vesting on February 27, 2023); and (ii) 5,376 shares of time-based restricted stock units (“RSUs”) vesting in one-third annual increments (1,792 RSUs vesting on each of March 1, 2021, February 28, 2022 and February 27, 2023).

Other Benefits and Perquisites

The named executive officers participate in the Company’s broad-based employee welfare benefit plans, such as medical, dental, vision, supplemental disability and term life insurance. The named executive officers also participate in the Company’s 401(k) plan. The Company makes safe harbor matching contributions of 100% of employees’ salary deferral amounts on the first 1% of employees’ compensation (excluding any expense repayments, fringe benefits, moving expenses, deferred compensation and welfare benefits) plus 50% of employees’ salary deferral amounts on over 1% of employees’ compensation but not over 6% of employees’ compensation. The named executive officers are provided the same welfare benefits and 401(k) plan matching contributions and participate in the cost at the same rate as all other employees.

We provide our named executive officers with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. These perquisites include in some cases mobile communications (including iPhones, iPads and a data plan), the use of an automobile or an automobile allowance, and country club memberships, as discussed in more detail in connection with the description of the employment agreements of our named executive officers below. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Based on these reviews, perquisites may be adjusted on an individual basis.

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Executive Compensation

Employment Agreements

Employment Agreement with Michael J. Maddox

As previously disclosed the Board, appointed Michael J. Maddox to serve as the Company’s President and Chief Executive Officer, effective June 1, 2020 (the “Effective Date”). In connection with this appointment, the Company and Mr. Maddox entered into a new employment agreement, dated as of the Effective Date (the “Employment Agreement”), which superseded and replaced Mr. Maddox’s prior employment agreement with the Company.

Pursuant to the Employment Agreement, Mr. Maddox will serve as President and Chief Executive of the Company and as a member of the Board and a member of the board of directors of the Bank. The Employment Agreement is for an initial term of two years with automatic annual renewals thereafter unless either party provides notice of non-renewal at least 30 days prior to the ensuing termination date, or unless Mr. Maddox’s employment is earlier terminated in accordance with the agreement. Under the Employment Agreement, Mr. Maddox is entitled to an annual base salary of not less than $500,000 and is eligible to receive periodic incentive bonuses for each fiscal year, with the bonus opportunity being equal to 60% of his base salary (for the full 2020 calendar year). Mr. Maddox is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with the Company’s established policies. The fringe benefits to which Mr. Maddox is entitled include the following: (i) taking reasonable vacation time when needed; (ii) the ability to participate in, under the same terms and conditions as all other employees of the Company, all reasonable and customary fringe benefit plans made available to employees of the Company, including, but not limited to, group health insurance (medical, vision, and dental) and long and short term disability insurance; (iii) mobile communications devices; (iv) an automobile allowance; and (v) the continued and existing use of club memberships in connection with the Company’s business.

Pursuant to the Employment Agreement, Mr. Maddox will have the right to participate in the Company’s Omnibus Plan, as determined by the Board’s Compensation Committee, subject to vesting and other rights described in the Omnibus Plan. In addition, the Employment Agreement provides that Mr. Maddox’s initial equity incentive bonus opportunity under the Omnibus Plan for 2021 will be no less than 50% of his base salary.

Furthermore, the Employment Agreement requires that as a condition of his employment with the Company, Mr. Maddox will hold a minimum of $400,000 worth of equity in the Company. As a condition of Mr. Maddox’s continued employment with the Company, Mr. Maddox is prohibited from selling or transferring any of this equity in the Company without receiving consent in accordance with the terms of the Employment Agreement.

The Employment Agreement provides for certain payments in the event of a qualifying termination of employment. If Mr. Maddox’s employment is terminated during the term of the Employment Agreement due to his death or disability, Mr. Maddox will be entitled to: (i) a lump sum cash payment equal to his accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination payable on the 60th day following such termination; and (ii) a lump sum cash payment equal to 12 times the Company-paid portion of the monthly COBRA continuation premiums for Mr. Maddox and his eligible dependents, if any, for COBRA continuation coverage under the Company’s health, vision and dental plans. In the case of Mr. Maddox’s termination of employment for any other reason other than his death or disability, the Employment Agreement provides that Mr. Maddox will only be entitled to those severance benefits, if any, provided under the CrossFirst Bankshares, Inc. Senior Executive Severance Plan (the “Severance Plan”) as discussed below.

Certain of Mr. Maddox’s rights to severance and other compensation in the event of termination of his employment are subject to certain restrictive covenants, including with respect to non-solicitation of the Company’s employees and customers and employment by Mr. Maddox at companies that provide financial services similar to services provided by the Company or its affiliates.

Employment Agreement with Steve Peterson

On July 1, 2020, we entered into an employment agreement with Mr. Peterson pursuant to which Mr. Peterson currently serves as Chief Banking Officer of the Company for a term continuing through July 1, 2022. Under the employment agreement, Mr. Peterson is entitled to an annual base salary of not less than $350,000 and is eligible to receive periodic incentive bonuses for each year, with the bonus opportunity being equal to 50% of his base salary. Mr. Peterson is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with the Company’s established policies and to participate in equity or other long-term compensation programs at the discretion of the Company. The fringe benefits to which Mr. Peterson is entitled include: (i) reasonable vacation time when needed; (ii) Group Health Insurance (medical, vision and dental) and Long- and Short-Term Disability Insurance; (iii) mobile communications, including iPhones, iPads, and a data plan for use in connection with the Company’s business; and (iv) an automobile allowance. In addition, Mr. Peterson is entitled to receive any additional fringe benefits that any other employee of the Company is entitled to receive.

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Executive Compensation

The employment agreement provides that Mr. Peterson will have the right to participate in the Company’s Omnibus Plan as determined by the Board’s Compensation Committee, subject to vesting and other rights described in the Omnibus Plan.

The employment agreement also requires that as a condition of his employment with the Company, Mr. Peterson will hold a minimum of $400,000 worth of equity in the Company. As a condition of Mr. Peterson’s continued employment with the Company, Mr. Peterson is prohibited from selling or transferring any of this equity in the Company without receiving prior consent from the Board’s Compensation Committee.

The employment agreement provides for certain payments in the event of a qualifying termination of employment. If Mr. Peterson’s employment is terminated during the term of the employment agreement due to his death or disability, Mr. Peterson will be entitled to: (i) a lump sum cash payment equal to his accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination payable on the 60th day following such termination; and (ii) a lump sum cash payment equal to 12 times the Company-paid portion of the monthly COBRA continuation premiums for Mr. Peterson and his eligible dependents, if any, for COBRA continuation coverage under the Company’s health, vision and dental plans. In the case of Mr. Peterson’s termination of employment for any reason other than his death or disability, the employment agreement provides that Mr. Peterson will only be entitled to receive those severance benefits, if any, provided under the Severance Plan as discussed below.

Certain of Mr. Peterson’s rights to severance and other compensation in the event of termination of his employment are subject to certain restrictive covenants, including with respect to non-solicitation of the Company’s employees and customers and employment by Mr. Peterson at companies that provide financial services similar to the services provided by the Company or its affiliates.

Employment Agreement with George F. Jones, Jr.

On May 1, 2018, we entered into an amended employment agreement with Mr. Jones pursuant to which he currently serves as Vice Chairman of the Company for a term continuing through December 31, 2021 and as a Director of the Company. Under the employment agreement, Mr. Jones is entitled to an annual base salary of not less than $450,000 and is eligible to receive periodic incentive bonuses for each fiscal year, with the bonus opportunity being equal to 60% of his base salary. Mr. Jones is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with the Company’s established policies and to participate in equity or other long-term compensation programs at the discretion of the Company. The fringe benefits to which Mr. Jones is entitled include: (i) reasonable vacation time when needed; (ii) Group Health Insurance (medical, vision, and dental) and Long- and Short-Term Disability Insurance; (iii) mobile communications, for use in connection with the Company’s business; (iv) an automobile allowance; and (v) continued and existing use of Dallas Country Club and the Crescent Club memberships in connection with the Company’s business. In addition, Mr. Jones is entitled to receive any additional fringe benefit that any other employee of the Company is entitled to receive. The employment agreement was further amended (y) on March 20, 2019 to provide for an automobile allowance as described above in lieu of a Company-provided automobile and to reference the Company’s Omnibus Plan as the plan governing the equity awards granted to Mr. Jones and (z) on May 1, 2019 to increase the severance payment payable to Mr. Jones upon certain termination events described below from one and one half (1.5) times to three times the sum of his current base salary and the average of his bonuses from the three prior years.

The employment agreement provides that Mr. Jones will have the right to participate in the Company’s Stock Appreciation Rights Plan (which was assumed, superseded and replaced by the 2018 Equity Incentive Plan with respect to awards granted to Mr. Jones). The employment agreement required that the Company grant Mr. Jones 60,000 stock appreciation rights (“SARs”) as of the effective date of the employment agreement, with a grant price of $14.25 per share. These additional SARs vest in increments of 20,000 on each of May 1, 2019, May 1, 2020 and May 1, 2021. In addition to any vesting rights under the 2018 Equity Incentive Plan, in the event Mr. Jones experiences an event providing him a “good reason for resignation,” all 60,000 SARs will fully vest. Under the terms of the employment agreement, Mr. Jones would experience an event giving rise to a “good reason for resignation” on the occurrence of any of the following circumstances: (i) a material reduction in his base salary; (ii) a material diminution of his authority, duties or responsibility, other than as reasonably agreed upon by Mr. Jones as part of the transition to a new management team in anticipation of Mr. Jones’ retirement; (iii) a material breach of the employment agreement with respect to any payment due to Mr. Jones by the Company; or (iv) a material breach of the employment agreement by the Company with respect to the provision of life insurance, medical, health and accident or disability plans in which Mr. Jones was participating at the time of the employment agreement (other than any such matters implemented by the Company as part of a Company-wide cost reduction program and applicable to all Company management employees). Furthermore, in the employment agreement the Company agrees that Mr. Jones will be eligible for retirement under the 2018 Equity Incentive Plan as of April 29, 2021, and that if Mr. Jones retires on December 31, 2021, any SARs granted to him on or before December 31, 2021 shall be fully vested.

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Executive Compensation

The employment agreement also provided for Mr. Jones to receive 60,000 restricted share units under the Company’s Equity Incentive Plan (which was assumed, superseded and replaced by the 2018 Equity Incentive Plan with respect to awards granted to Mr. Jones) as of the effective date of the employment agreement. These awards vest in increments of 20,000 shares on each of May 1, 2019, May 1, 2020 and May 1, 2021. In addition to any vesting rights under the 2018 Equity Incentive Plan, all 60,000 equity incentive awards will fully vest should Mr. Jones experience an event giving rise to a “good reason for resignation” as described above. Furthermore, the Company agrees that Mr. Jones is entitled to retire on December 31, 2021, with full vesting of all awards granted under to him on or before December 31, 2021. The employment agreement provides that any future awards granted to Mr. Jones under the 2018 Equity Incentive Plan will have a performance period ending on or before December 31, 2021.

The employment agreement further states, provided that Mr. Jones remains employed by the Company during the 2019 calendar year, that the Company will grant to Mr. Jones equity awards with a number of underlying shares equal to 50% of Mr. Jones’ base salary for 2019 divided by the per share price of the Company’s stock as of the date of grant. The equity awards granted in 2019 shall become fully vested no later than December 31, 2021. Mr. Jones is also entitled to equity incentive awards with identical terms to the 2019 grant to be granted in 2020, and 2021. All of these equity incentive awards shall fully vest if Mr. Jones experiences an event that constitutes an occurrence giving rise to a “good reason for resignation.” To the extent not previously vested, all equity awards granted to Mr. Jones under the 2018 Equity Incentive Plan shall vest if Mr. Jones retires on December 31, 2021.

Furthermore, the employment agreement mandates that as a condition of his employment with the Company, Mr. Jones acquire at least 14,035 shares of the Company’s stock and prohibits Mr. Jones from selling or transferring any of these shares without the prior consent of the Company’s Board of Directors.

Mr. Jones’ employment agreement provides for certain payments in the event of a qualifying termination of employment and in connection with a “change in control” of the Company. In the event of termination by the Company without cause or by Mr. Jones for good reason, the Company may become obligated to pay Mr. Jones: (i) a lump sum equal to Mr. Jones’ accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination, payable on the 60th day after termination; (ii) a severance payment equal to 1.5 (three in the case of such a termination within twelve months of a change of control) times the sum of Mr. Jones’ current base salary and the average of his bonuses from the three prior years to be made on a bi-monthly basis over the ensuing 12 months after the date of termination; (iii) 12 monthly payments each equal to his COBRA Premium, provided that such payments cease as of the date Mr. Jones becomes eligible for insurance coverage with a new employer; and (iv) a lump sum cash payment by the 60th day after his termination equal to the gross value of any awarded yet unvested stock appreciation right grants or equity incentive plan grants. The Company may be obligated under the Jones employment agreement to make certain payments, including for COBRA Premiums, to Mr. Jones in the event he is terminated under other circumstances, including termination for death or disability.

Certain of Mr. Jones’ rights to severance and other compensation in the event of termination of his employment are subject to certain restrictive covenants, including with respect to non-solicitation of Company employees and employment by Mr. Jones at companies that provide financial services similar to services provided by the Company or certain Company affiliates.

Senior Executive Severance Plan

Messrs. Maddox and Peterson each participate in the Severance Plan. On June 1, 2020, the Compensation Committee adopted and approved the Severance Plan, effective as of June 2, 2020. The Severance Plan is intended to be a top-hat welfare benefit plan under ERISA. The primary purpose of the Severance Plan is to provide financial protection to certain executives of the Company, including the Company’s named executive officers, in the event of unexpected job loss.

The Compensation Committee of the Board serves as the administrator (the “Administrator”) of the Severance Plan and selects those executive officers of the Company who will be eligible to participate in the Severance Plan (referred to as “Eligible Executives”). Executive officers who have entered into employment agreements with the Company that provide for the payment of severance benefits are generally not permitted to participate in the Severance Plan.

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Executive Compensation

Eligible Executives are entitled to certain benefits under the Severance Plan if the Eligible Executive experiences a “Qualifying Termination” or a “Qualifying CIC Termination” as such terms are defined under the Severance Plan. A Qualifying Termination occurs either when the Eligible Executive voluntarily terminates his or her employment with the Company as a result of a “Constructive Termination” or the Eligible Executive is involuntarily terminated by the Company without “Cause” other than death or disability, in each case, as such terms are defined under the Severance Plan. A Qualifying CIC Termination is generally defined to be a Qualifying Termination occurring during the term of the plan or for one year following a “Change in Control” or during the pendency of a “Potential Change in Control” as such terms are defined in the Severance Plan. No Eligible Executive is entitled to severance benefits under the Severance Plan unless the executive enters into a release agreement with the Company within the time period following his or her termination specified in the Severance Plan.

Qualifying Termination

If an Eligible Executive experiences a Qualifying Termination and executes a release, the Eligible Executive is entitled to the following benefits under the Severance Plan:

○	Payments. The Eligible Executive will be paid the following amounts in cash, less all applicable tax withholdings, ratably over six-months (unless otherwise noted) following the Eligible Executive’s termination date:

●	½ of the Eligible Executive’s annual base salary (or, in the case of Mr. Maddox, two times his annual base salary) as of the Eligible Executive’s termination date;

●	½ of the amount of the cash bonus the Eligible Executive (or, in the case of Mr. Maddox, two times his cash bonus amount) would have received under the Company’s bonus plan for the year in which the Eligible Executive’s termination date occurred, if an “at target” level of performance was achieved for the plan year and the Eligible Executive had remained employed through the end of the plan year;

●	the pro rata portion of the amount of the cash bonus the Eligible Executive would have received under the Company’s bonus plan for the year in which the Eligible Executive’s termination date occurred, if the Eligible Executive had remained employed through the end of the plan year and payable when the annual bonus payments are paid to other active bonus plan participants; and

●	one times the aggregate premium cost of six months of coverage (or, in the case of Mr. Maddox, 12 months of coverage) under the Company’s health, vision, and dental plans for the Eligible Executive and his or her dependents, if any, that were enrolled in such plans before the termination.

○	Outplacement Services. The Company will reimburse an Eligible Executive up to $25,000 for reasonable and well-documented expenses directly related to outplacement counseling services during the 18-month period following termination.

○	Equity Awards. Equity awards held by an Eligible Executive will vest, if at all, in accordance with their terms.

Qualifying CIC Termination

If an Eligible Executive experiences a Qualifying CIC Termination and executes a release, the Eligible Executive is entitled to the following benefits under the Severance Plan:

○	Payments. The Eligible Executive will be paid the following amounts in cash, less all applicable tax withholdings, within the sixty-day period following the Eligible Executive’s termination date:

●	one times the Eligible Executive’s annual base salary (or, in the case of Mr. Maddox, three times his annual base salary) as of the Eligible Executive’s termination date;

●	one times the amount of the cash bonus the Eligible Executive (or, in the case of Mr. Maddox, three times his cash bonus amount) would have received under the Company’s bonus plan for the year in which the Eligible Executive’s termination date occurred, if an “at target” level of performance was achieved for the plan year and the Eligible Executive had remained employed through the end of the plan year;

●	the pro rata portion of the amount of the cash bonus the Eligible Executive would have received under the Company’s bonus plan for the year in which the Eligible Executive’s termination date occurred, if an “at target” level of performance was achieved for the plan year and the Eligible Executive had remained employed through the end of the plan year; and

●	one times the aggregate premium cost of 12 months of coverage (or, in the case of Mr. Maddox, 18 months of coverage) under the Company’s health, vision, and dental plans for the Eligible Executive and his or her dependents, if any, that were enrolled in such plans before the termination.

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Executive Compensation

○	Outplacement Services. The Company will reimburse an Eligible Executive up to $25,000 for reasonable and well-documented expenses directly related to outplacement counseling services during the 18-month period following termination.

○	Equity Awards. Equity awards held by an Eligible Executive will vest, if at all, in accordance with their terms.

The Severance Plan does not provide for a gross-up payment to the Eligible Executive in the event that the Eligible Executive is subject to an excise tax under Internal Revenue Code Section 4999(a). The Severance Plan contains provisions for adjustment to the timing of payments to minimize accelerated or additional tax pursuant to Internal Revenue Code Section 409A. Claims for benefits under the Severance Plan are governed by the Severance Plan’s claims procedure. Any benefits received by an Eligible Executive pursuant to the Severance Plan will be in lieu of any general severance policy or other change in control severance plan maintained by the Company.

The Severance Plan became effective on June 2, 2020, and has a one-year term with respect to severance payments in connection with a Qualifying Termination and a three-year term with respect to severance payments in connection with a Qualifying CIC Termination. Unless the Company provides notice to the Eligible Executives that the plan’s term will not be renewed at least 90 days before the end of the applicable term, the term will automatically renew for another one-year period. The Administrator has reserved the right to amend the Severance Plan at any time and in any way it determines advisable; provided that if such an amendment would materially and adversely affect the rights of any Eligible Executive, the Company must obtain the Eligible Executive’s written consent to the amendment. The Administrator also has discretionary authority to construe and interpret the terms of the Severance Plan and its decisions, actions and interpretations are final and binding on all parties.

Equity Based Plans

Equity based incentive awards are currently made through the Company’s Omnibus Plan. The Board of Directors approved the 2018 Equity Incentive Plan on October 25, 2018. Upon the approval of the Omnibus Plan, no further awards were granted under the Company’s previous equity plans: (i) the CrossFirst Bankshares, Inc. Stock Appreciation Rights Plan; (ii) the CrossFirst Holdings, LLC Equity Incentive Plan; (iii) the CrossFirst Holdings, LLC New Market Founder Equity Incentive Plan; and (iv) the CrossFirst Bankshares, Inc. Employee Equity Incentive Plan (each, a “Legacy Plan”). Outstanding equity awards granted under the Legacy Plans were assumed as awards under the Omnibus Plan as agreed upon with participants, impacting all participants who agreed to the assumption, and such assumed awards are subject to the terms of the Omnibus Plan (each, a “Legacy Award”). We also have an Employee Stock Purchase Plan, which is described below in Proposal 3.

Proxy Statement Page 25

Executive Compensation

2020 Executive Compensation Tables

The narrative discussed above, tables and footnotes below, describe the total compensation paid for 2020 to each of our named executive officers.

2020 Summary Compensation Table

The following table contains information regarding the components of total compensation of the NEOs for the Company’s years ended December 31, 2020, and to the extent required by SEC executive compensation disclosure rules, 2019. The information included in this table reflects compensation earned by the NEOs for services rendered to the Company during the respective period.

Executive	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2)(3) ($)	Option Awards (2)(4) ($)	Non-Equity Incentive Plan Comp. (5)($)	All Other Compensation (6) ($)	Total ($)
Michael J. Maddox President & CEO	2020	445,032	_	198,802	242,230	240,000	55,707	1,181,771
	2019	359,191	153,213	144,212	_	–	59,616	716,232
Steve Peterson Chief Banking Officer	2020	319,687	_	90,013	_	150,000	136,535	696,235
George F. Jones Vice Chairman	2020	530,438	–	231,759	–	259,200	40,680	1,062,077
	2019	461,813	236,385	231,756	–	–	45,679	975,633

(1)	Represents an IPO bonus of $97,335 and a discretionary bonus of $139,050 to Mr. Jones, and an IPO bonus of $63,087 and discretionary bonus of $90,125 to Mr. Maddox.

(2)	The amounts set forth in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of equity awards for the fiscal year ended December 31, 2020 computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the aggregate grant date fair value of these equity awards are set forth in Note 16 of the notes to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020. All equity awards were granted under our Omnibus Plan.

(3)	The amounts set forth in this column include the aggregate grant date fair values of time-based restricted stock units granted in 2020 as follows: (i) $124,534 for Mr. Maddox; (ii) $60,013 for Mr. Peterson; and (iii) $115,880 for Mr. Jones. The amounts set forth in this column also include the aggregate grant date fair values of performance shares granted in 2020 as follows: (i) $74,268 for Mr. Maddox; (ii) $30,000 for Mr. Peterson; and (iii) $115,880 for Mr. Jones.

(4)	For the fiscal year ended December 31, 2020, the amounts set forth in this column consist of the aggregate grant date fair value of time-based stock settled appreciation rights granted of $242,230 for Mr. Maddox.

(5)	Represents annual nonequity plan awards to be paid as a result of the attainment of specific goals under the Company’s Annual Incentive Program.

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Executive Compensation

(6)	“All Other Compensation” for the named executive officers during 2020 is summarized below.

Name	Company 401k Match ($)	Club Dues and Expenses ($) (A)	Disability and Life Insurance ($) (B)	Automobile Expense ($) (C)	Other ($) (D)	Total “All Other Compensation” ($)
Michael J. Maddox	13,870	18,639	4,978	18,000	220	55,707
Steve Peterson	15,200	29,466	5,264	18,000	68,605	136,535
George F. Jones	—	9,745	10,098	18,000	2,837	40,680

(A)	Includes annual dues for country clubs and related meals and incidentals.
(B)	Includes premiums for disability and life insurance policies.
(C)	Includes the aggregate incremental cost of maintenance, fuel, registration, insurance and other variable costs incurred by the Company with respect to the Company-owned car used by the executive. The aggregate incremental cost to the Company does not include fixed costs that would be incurred regardless of the executive’s personal use of the Company-owned car (e.g., depreciation).
(D)	Includes the costs of gifts for Mr. Maddox, other memberships for Mr. Jones and Mr. Peterson, and moving expense reimbursement/tax gross up for Mr. Peterson of $67,904.

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Executive Compensation

Outstanding Equity Awards at 2020 Fiscal Year-End

The following tables set forth information relating to the unexercised or unvested equity awards held by the named executive officers as of December 31, 2020:

	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
George F. Jones, Jr.	34,632	25,974	(2)	$8.25	4/29/2031	—		—	—		—
	40,000	20,000	(3)	$14.25	6/15/2033	—		—	—		—
	—	—		—	—	33,536	(4)	360,512	—		—
	—	—		—	—	—		—	64,512	(5)	693,504
Steve Peterson	45,714	—		$5.00	7/31/2021	—		—	—		—
	24,490	9,796	(6)	$7.50	5/1/2026	—		—	—		—
	1,904	762	(7)	$7.50	5/1/2030	—		—	—		—
	—	—		—	—	6,644	(8)	71,423	—		—
	—	—		—	—	—		—	3,875	(9)	41,656
Michael J. Maddox	57,142	—		$6.25	1/24/2028	—		—	—		—
	48,978	19,592	(10)	$7.50	5/1/2025	—		—	—		—
	16,328	6,530	(11)	$7.50	5/1/2028	—		—	—		—
	40,000	20,000	(12)	$14.25	7/26/2033	—		—	—		—
	—	25,907	(13)	$9.35	6/1/2030	—		—	—		—
	—	—		—	—	13,958	(14)	150,049	—		—
	__	—		—	—	—		—	10,133(15)		108,930

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Executive Compensation

(1)	The market value is based on the closing price of our common stock of $10.75 on December 31, 2020.

(2)	Time-based stock settled appreciation rights awards vest as follows: (i) 8,658 awards vest on April 30, 2021; (ii) 8,658 awards vest on April 30, 2022; and (iii) 8,658 awards vest on April 30, 2023.

(3)	Time-based stock settled appreciation rights awards vest as follows: 20,000 awards vest on May 1, 2021

(4)	Time-based restricted stock unit awards vest as follows: (i) 2,492 awards vest on February 28, 2021; (ii) 20,000 awards vest on May 1, 2021; (iii) 2,851 awards vest on March 1, 2021; (iv) 5,342 awards vest on February 28, 2022; and (v) 2,851 awards vest on February 27, 2023.

(5)	Represents the target number of performance-based restricted stock units that may vest on December 31, 2021, February 28, 2022, and February 27, 2023 based upon the achievement of certain performance metrics.

(6)	Time-based stock settled appreciation rights awards vest as follows: (i) 4,898 awards vest on May 1, 2021; and (ii) 4,898 awards vest on May 1, 2022.

(7)	Time-based stock settled appreciation rights awards vest as follows: (i) 382 awards vest on May 1, 2021; and (ii) 380 awards vest on May 1, 2022.

(8)	Time-based restricted stock unit awards vest as follows: (i) 1,476 awards vest on February 27, 2021; (ii) 1,108 awards vest on February 28, 2021; (iii) 1,477 awards vest on February 27, 2022; (iv) 1,107 awards vest on February 28, 2022; and (v) 1,476 awards vest on February 27, 2023.

(9)	Represents the maximum number of performance-based restricted stock units that may vest on February 28, 2022 and February 27, 2023 based upon the achievement of certain performance metrics.

(10)	Time-based stock settled appreciation rights awards vest as follows: (i) 9,796 awards vest on May 1, 2021; and (ii) 9,796 awards vest on May 1, 2022.

(11)	Time-based stock settled appreciation rights awards vest as follows: (i) 3,264 awards vest on May 1, 2021; and (ii) 3,266 awards vest on May 1, 2022.

(12)	Time-based stock settled appreciation rights awards vest as follows: 20,000 awards vest on July 26, 2021.

(13)	Time-based stock settled appreciation rights awards vest as follows: (i) 8,636 awards vest on March 1, 2021; (ii) 8,636 awards vest on February 28, 2022; and (iii) 8,635 awards vest on February 27, 2023.

(14)	Time-based restricted stock unit awards vest as follows: (i) 1,550 awards vest on February 28, 2021; (ii) 3,619 awards vest on March 1, 2021; (iii) 5,170 awards vest on February 28, 2022; and (iv) 3,619 awards vest on February 27, 2023.

(15)	Represents the maximum number of performance-based restricted stock units that may vest on February 28, 2022 and February 27, 2023 based upon the achievement of certain performance metrics.

Potential Payments upon a Termination or Change in Control

Below we have described how the equity awards set forth in the table above are generally treated in the event of a change in control or upon the named executive officer’s termination of employment pursuant to the terms of the applicable award, in each case subject to the specific terms of such officer’s employment agreement described above.

Change in Control

In the event the Company experiences a change in control, all of the time-vesting outstanding equity awards listed above will become fully vested as of the date of the change in control, while any performance-vesting equity award will vest at a target level of goal achievement as of the date of the change in control.

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Executive Compensation

Termination of Employment

Termination of Employment due to Death or Disability

In the event a named executive officer experiences a termination of employment due to death or disability, all of the named executive officer’s outstanding equity awards listed above will become fully vested. The named executive officer or his estate may only exercise a stock appreciation right which vests due to the named executive officer’s termination of employment due to death or disability within the 12-month period following the date of the named executive officer’s termination of employment due to death or disability.

Termination of Employment due to Qualified Retirement

In the event a named executive officer experiences a termination of employment due to qualified retirement, a pro rata portion of the named executive officer’s time-based vesting restricted stock units will vest upon the named executive officer’s retirement.

For named executive officers, any legacy stock appreciation rights with a date of grant preceding the named executive officer's termination of employment due to qualified retirement by 12 months or more shall become vested upon the named executive officer's termination of employment due to qualified retirement. Legacy stock appreciation rights refer to such awards issued prior our adoption of the 2018 Omnibus Plan. Such legacy stock appreciation rights may only be exercised during the 12-month period following the named executive officer's termination of employment due to qualified retirement. A named executive officer must have attained the age of 65, be in good standing with the Company and have been employed with the Company for no less than 5 years to be eligible for qualified retirement with respect to certain legacy stock appreciation rights. Stock appreciation rights issued under our 2018 Omnibus Plan do not include a retirement vesting provision, subject to any provisions of an executive's employment agreement.

As of December 31, 2020 no named executive officer was eligible for a qualified retirement under the legacy stock appreciation rights. Mr. Jones is entitled to vesting of certain stock appreciation rights in the event of his qualifying retirement as provided in his employment agreement.

Proxy Statement Page 30

Audit Matters

Audit Matters

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, when appropriate, replace the independent public accounting firm. Each year the Audit Committee evaluates the qualifications and performance of the independent public accounting firm and considers, as appropriate, the rotation of the independent audit firm. Based on this evaluation, the Board of Directors and the Audit Committee recommend that you approve the ratification of the appointment of BKD LLP (“BKD”) to serve as our independent registered public accounting firm for the 2021 year. The Board of Directors and the Audit Committee believe the continued retention of BKD is in the best interest of the Company and its stockholders. BKD has served as the independent registered public accounting firm for the Company since 2009. Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002 and the Audit Committee’s Charter, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years. The current lead BKD audit partner was designated commencing with the 2017 audit. A representative of BKD will be present at the Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR”  the ratification of BKD’s appointment as our independent registered public accounting firm for the 2021 year. Proxies solicited by the Board will be voted “FOR”  this ratification unless otherwise instructed.

Independent Registered Public Accounting Firm Fees

The Audit Committee pre-approves all audit and non-audit fees associated with the Company’s retention of BKD. The following table summarizes the aggregate fees (including related expenses) for professional services provided by BKD related to 2019 and 2020 (amounts in thousands).

	2020	2019
Audit Fees (1)	$304,022	$639,434
Audit-Related Fees (2)	87,958	87,812
Tax Fees (3)	90,032	132,503
All Other Fees	-	-
Total	$482,011	$859,749

(1)	Audit fees include financial statement audits, review of interim financial statements, audit committee meetings, accounting and auditing consultations, comfort letters and consents.

(2)	Audit-related fees include the audits of employee benefit plans and audits of internal controls over financial reporting.

(3)	Tax fees include tax compliance, return preparation, advice, planning, cost segregation studies and state and local tax services.

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Audit Matters

Policy Regarding Pre-Approval of Independent Registered Public Accounting Firm Services

In order to ensure the continued independence of our independent registered public accounting firm, the Audit Committee has adopted a policy requiring pre-approval of audit and non-audit services performed by our independent registered public accounting firm. Under that policy, the Audit Committee pre-approves a list of audit, audit-related and permitted non-audit services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. In addition, the Audit Committee sets pre-approved fee levels for the pre-approved services. Any type of service that is not included on the list of pre-approved services or that exceeds pre-approved fee levels must be specifically pre-approved by the Audit Committee. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve any audit or permitted non-audit service to be performed by the independent registered public accounting firm, provided that such approvals are presented to the full Audit Committee at the next scheduled meeting and that estimated fees for such services are not in excess of certain limits. The Audit Committee reviews its pre-approval policy annually for purposes of assuring its continued appropriateness and compliance with applicable law and listing standards.

Audit Committee Report

The Company’s Audit Committee oversees and reports to the Board of Directors regarding accounting and financial reporting processes, the audits of the financial statements, the qualifications and independence of the independent registered public accounting firm engaged to provide independent audits and related services, and the performance of the internal audit function and independent registered public accounting firm; and also performs the other duties of the committee specified by federal securities laws and regulations, the Federal Deposit Insurance Act and related regulations, the listing standards of Nasdaq, and its charter. The Committee (1) has reviewed and discussed the audited financial statements included in the Company’s 2020 Annual Report on Form 10-K with management; (2) has discussed with our independent registered public accounting firm all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the rules of the SEC and Nasdaq; and (3) has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence and has discussed independence with the independent registered public accounting firm. Based upon this review, discussion, disclosures, and materials described in (1) through (3), the Committee recommended to the Board of Directors that the audited financial statements be included in the 2020 Annual Report on Form 10-K. The Committee also has considered whether the amount and nature of non-audit services rendered by the independent registered public accounting firm are consistent with its independence.

Submitted by the Audit Committee of the Board of Directors:

Kevin Rauckman (Chair)
Steven W. Caple

Jennifer Grigsby

James Kuykendall
Steve Swinson

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Proxy Statement Page 32

Beneficial Ownership

Beneficial Ownership of Company Common Stock

We encourage our directors, officers and employees to own our Common Stock as owning our Common Stock aligns their interests with stockholders. All of our executive officers, including our NEOs, are subject to share ownership guidelines and share retention requirements as described above in “Compensation Discussion and Analysis.” This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock performance.

The following table sets forth the beneficial ownership of our Common Stock, as of March 19, 2021 by the persons and groups specified below. The percentage of calculations below are based on the number of shares of Common Stock outstanding as of March 19, 2021.

5 % Beneficial Owners	Shares of CrossFirst Common Stock Beneficially Owned (1)	Percentage of CrossFirst Common Stock Outstanding

T. Rowe Price (2)	4,847,372	9.38%
First Security Bancorp (3)	3,054,924	5.91%
BlackRock (4)	2,901,488	5.61%

Executive Officers and Directors

Rod Brenneman (5)	239,819	*
George Bruce (6)	59,643	*
Steven W. Caple (7)	864,883	1.67%
Ron Geist (8)	704,307	1.36%
Jennifer Grigsby (9)	51,699	*
George E. Hansen III (10)	107,165	*
Lance Humphreys (11)	67,155	*
George F. Jones, Jr. (12)	195,164	*
Mason King (13)	1,125,351	2.18%
James Kuykendall (14)	293,171	*
Michael J. Maddox (15)	166,791	*
David O’Toole (16)	216,875	*
Steven Peterson (17)	105,079	*
Kevin Rauckman (18)	46,182	*
Michael Robinson (19)	122,105	*
Jay Shadwick (20)	104,771	*
Grey Stogner (21)	44,529	*
Stephen K. Swinson (22)	93,173	*
Directors and executive officers as a group (22 persons) (23)	4,840,247	9.37%
*	Represents beneficial ownership of less than 1%.

(1)	Beneficial ownership information is based upon information supplied by officers, directors and principal stockholders of the Company. Except as to jointly held shares and except as otherwise noted in the footnotes to this table, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Amounts include shares subject to restricted stock awards, which have voting rights. With respect to the number of shares issuable upon settlement of stock-settled appreciation rights, the number is based upon a deemed market price per share of our common stock of $14.47, the Company’s closing stock price on March 19, 2021.

(2)	Information is furnished in reliance on the Schedule 13G of T. Rowe Price Associates, Inc. filed on February 16, 2021. These shares are owned by various investors for which T. Rowe Price (“T. Rowe Price”) serves as investment advisor with power to direct investments and/or sole power to vote the securities. The Schedule 13G indicates that T. Rowe Price has sole voting power of 1,395,991 shares and sole dispositive power of 4,847,372 shares. T. Rowe Price’s principal address is 100 E. Pratt Street, Baltimore, MD 21202.

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Beneficial Ownership

(3)	Information is furnished in reliance on First Security Bancorp’s shares held at the Company’s transfer agent as of March 19, 2021. First Security Bancorp’s principal address is 314 North Spring Street, Searcy, Arkansas, 72413.

(4)	Information is furnished in reliance on the Schedule 13G of BlackRock, Inc. filed on February 2, 2021. These shares are owned by various investors for which BlackRock (“BlackRock”) serves as investment advisor with power to direct investments and/or sole power to vote the securities. The Schedule 13G indicates that BlackRock has sole voting power of 2,851,892 shares and sole dispositive power of 2,901,488 shares. BlackRock’s principal address is 40 East 52nd Street, New York, NY 10022.

(5)	Consists of: (i) 192,360 shares held by the Brenneman Living Trust of which Mr. Brenneman is a co-trustee together with his spouse and as to which shares Mr. Brenneman has shared voting and investment power, 2,370 shares held by Mr. Brenneman individually, (iii) 39,500 shares held by Mr. Brenneman’s IRA, (iv) 3,654 unvested shares of restricted stock held by Mr. Brenneman, and (v) 1,935 shares of phantom stock payable in common stock upon Mr. Brenneman’s separation of service as a director.

(6)	Consists of: (i) 8,000 shares held by Mr. Bruce’s IRA, (ii) 33,447 shares held jointly by Mr. Bruce and his spouse, and (iii) 1,054 shares held by Mr. Bruce individually, and (iv) 17,142 shares of phantom stock payable in common stock upon Mr. Bruce’s separation of service as a director.

(7)	Consists of 7,917 unvested shares of restricted stock and 856,966 shares held by LHFI III, LLC, of which Mr. Caple serves as sole manager and as to which shares Mr. Caple has shared voting and investment power.

(8)	Consists of: (i) 39,536 shares held jointly by Mr. Geist and his spouse, (ii) 4,663 shares held by Mr. Geist individually, (iii) 3,806 unvested shares of restricted stock held by Mr. Geist, and (iv) 656,302 shares held by Starwood Investments, L.P., of which Mr. Geist serves as managing partner and as to which shares Mr. Geist has shared voting and investment power.

(9)	Consists of: (i) 38,408 shares held by the Jennifer M. Grigsby Living Trust of which Ms. Grigsby is a co-trustee together with her spouse and as to which shares Ms. Grigsby has shared voting and investment power and (ii) 13,291 shares of phantom stock payable in common stock upon Ms. Grigsby’s separation of service as a director.

(10)	Consists of: (i) 33,406 shares held by Mr. Hansen’s IRA, (ii) 46,946 shares held by HCI, LLC, of which Mr. Hansen is the sole member and as to which shares Mr. Hansen has shared voting and investment power,(iii) 12,304 shares held by Mr. Hansen individually, and (iv) 14,509 shares of phantom stock payable in common stock upon Mr. Hansen’s separation of service as a director.

(11)	Consists of: (i) 4,567 unvested shares of restricted stock held by Mr. Humphreys, (ii) 6,676 shares held by Mr. Humphreys individually, (iii) 31,912 shares held by 410 Investments, LLC, of which Mr. Humphreys is manager and as to which shares Mr. Humphreys has shared voting and investment power, and (iv) 24,000 shares held in the Davidene P. Humphreys IRA as to which Mr. Humphreys is a beneficiary.

(12)	Consists of: (i) 132,772 shares held by G&M Partners, LTD, of which Mr. Jones is the Managing General Partner, and as to which shares Mr. Jones has shared voting and investment power, (ii) shares issuable upon settlement of 14,887 stock-settled appreciation rights with an exercise price of $8.25 which are exercisable within 60 days of March 19, 2021 (iii) shares issuable upon settlement of 608 stock-settled appreciation rights with an exercise price of $14.25 which are exercisable within 60 days of March 19, 2021, and (iii) 46,897 shares held individually.

(13)	Consists of: (i) 66,749 shares held by Mr. King individually, (ii) 405,264 shares held by Luther King Capital Management Corporation with respect to which Mr. King is a Principal, Vice President, Portfolio Manager and Analyst, (iii) 640,352 shares held by LKCM Private Discipline Master Fund, SPC with respect to which Mr. King is a limited partner. Except for the shares of restricted stock, Mr. King has shared voting and investment power with respect to all such shares, and (iv) 12,986 shares of phantom stock payable in common stock upon Mr. King’s termination of service as a director.

(14)	Consists of: (i) 31,548 shares held by Mr. Kuykendall individually, (ii) 7,917 unvested shares of restricted stock held by Mr. Kuykendall, (iii) 183,706 shares held by Equipment World, Inc., a company owned by Mr. Kuykendall and as to which shares Mr. Kuykendall has sole voting and dispositive power, and (iv) 70,000 shares held by Signature Leasing, LLC, of which Mr. Kuykendall is a manager and as to which shares Mr. Kuykendall has shared voting and dispositive power.

(15)	Consists of: (i) 83,038 shares held by Mr. Maddox individually, (ii) 16,170 shares held by Mr. Maddox’s IRA, (iii) shares issuable upon settlement of 32,461 stock-settled appreciation rights which are currently exercisable as of March 19, 2021 with an exercise price of $6.25, (iv) shares issuable upon settlement of 31,458 stock- settled appreciation rights with an exercise price of $7.50 which are exercisable within 60 days of March 19, 2021, (v) shares issuable upon settlement of 3,056 stock- settled appreciation rights with an exercise price of $9.35 which are exercisable within 60 days of March 19, 2021, and (vi) shares issuable upon settlement of 608 stock-settled appreciation rights which are currently exercisable as of March 19, 2021 with an exercise price of $14.25.

(16)	Consists of: (i) 2,866 shares held by Mr. O’Toole individually, (ii) 29,270 shares held by Mr. O’Toole’s IRA, (iii) 159,550 shares held by the David L. O’Toole Revocable Trust dated July 17, 2015 with respect to which shares Mr. O’Toole is primary trustee and with respect to which Mr. O’Toole has sole voting and investment power with respect to such shares, (iv) 4,250 shares held by the Lisa A. O’Toole Revocable Trust dated July 17, 2015, with Ms. O’Toole as the primary trustee and to which Mr. O’Toole is a beneficiary, (v) shares issuable upon settlement of 12,985 stock-settled appreciation rights which are currently exercisable with an exercise price of $6.25, (vi) shares issuable upon settlement of 7,346 stock-settled appreciation rights which are currently exercisable within 60 days of March 19, 2021 with an exercise price of $7.50, and (vii) shares issuable upon settlement of 608 stock-settled appreciation rights which are currently exercisable within 60 days of March 19, 2021 with an exercise price of $14.25 . 100,814 shares held by the David L. O’Toole Revocable Trust dated July 17, 2015 have been pledged as collateral for outstanding indebtedness.

Proxy Statement Page 34

Beneficial Ownership

(17)	Consists of: (i) 34,448 shares held by Mr. Peterson individually, (ii) 28,000 shares held jointly by Mr. Peterson’s IRA, (iii) shares issuable upon settlement of 29,918 stock-settled appreciation rights which are currently exercisable within 60 days of March 19, 2021 with an exercise price of $5.00, and (iv) shares issuable upon settlement of 12,713 stock-settled appreciation rights which are currently exercisable within 60 days of March 19, 2021 with an exercise price of $7.50.

(18)	Consists of: (i) 3,992 shares held by Mr. Rauckman individually, (ii) 4,872 unvested shares of restricted stock held by Mr. Rauckman, and (iii) 37,318 shares held by the Kevin S. Rauckman Trust, of which Mr. Rauckman is the sole trustee and therefore has sole voting and dispositive power with respect to such shares.

(19)	Consists of: (i) 99,500 shares held jointly by Mr. Robinson and his spouse, (ii) 7,612 unvested shares of restricted stock held by Mr. Robinson, and (iii) 14,993 shares held by Mr. Robinson individually.

(20)	Consists of: (i) 30,449 shares held individually by Mr. Shadwick, (ii) 4,872 unvested shares of restricted stock held by Mr. Shadwick, (iii) 21,818 shares held by Mr. Shadwick’s IRA, (iv) 47,332 shares held jointly by Mr. Shadwick and his spouse, and (v) 300 shares held jointly by Mr. Shadwick and his children.

(21)	Consists of: (i) 37,322 shares held jointly by Mr. Stogner and his spouse, (ii) 714 shares held by Mr. Stogner individually, and (iii) 6,493 shares of phantom stock payable in common stock upon Mr. Stogner’s separation of service as a director.

(22)	Consists of: (i) 67,412 shares held by Mr. Swinson’s IRA, (ii) 12,470 shares held by Mr. Swinson individually, and (iii) 13,291 shares of phantom stock payable in common stock upon Mr. Swinson’s separation of service as a director.

(23)	Includes: (i) shares issuable upon settlement of 11,220 stock-settled appreciation rights held by executive officers who are not Company named executive officers or directors which are currently exercisable as of March 19, 2021 with an exercise price of $5.00, (ii) shares issuable upon settlement of 24,346 stock-settled appreciation rights held by executive officers who are not Company named executive officers or directors which are exercisable as of March 19, 2021 with an exercise price of $6.25, (iii) shares issuable upon settlement of 22,117 stock-settled appreciation rights held by executive officers who are not Company named executive officers or directors which are exercisable within 60 days of March 19, 2021 with an exercise price of $7.50, (iv) shares issuable upon settlement of 6,359 stock-settled appreciation rights held by executive officers who are not Company named executive officers or directors which are currently exercisable as of March 19, 2021 with an exercise price of $8.25, (v) shares issuable upon settlement of 608 stock-settled appreciation rights which are currently exercisable within 60 days of March 19, 2021 with an exercise price of $14.25, (vi) shares issuable upon settlement of 300 stock-settled appreciation rights which are currently exercisable within 60 days of March 19, 2021 with an exercise price of $12.56, (vii) 62,250 shares held by IRAs for the benefit of our executive officers who are not Company named executive officers or directors, (viii) 24,044 shares held jointly by our executive officers who are not Company named executive officers or directors and such officers spouses, (ix) 74,123 shares held individually by our executive officers who are not Company named executive officers or directors, and (x) 7,018 shares held in trust by one of our executive officers who is not a Company named executive officer or director. 147,619 shares held by executive officers who are not Company named executed officers have been pledged as collateral.

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for fiscal year 2020 were complied with by each person who at any time during the 2020 fiscal year was a director or an executive officer or held more than 10% of our common stock, except for the following: each independent director each filed a Form 4 one day late on January 6, 2020 to report the grant of restricted stock awards made on January 1, 2020. The late filings were due to an administrative error.  In addition, following a review of our stock records, it was discovered that Mr. O’Toole did not report a transaction made pursuant to his 10b-5(1) plan because his broker failed to notify our stock plan administrator of the transaction.  Such transactions were subsequently reported in a Form 4 that was filed on March 25, 2021.

Proxy Statement Page 35

Related Person Transactions

Policies and Procedures Regarding Related Person Transactions

Transactions by us or the Bank with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include the Affiliates Act and the Federal Reserve’s Regulation W (which governs certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our Board of Directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and Nasdaq concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of the Company include directors (including nominees for election as directors), executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. Any related person transaction proposed to be entered into by the Company, or any of its subsidiaries, must be reported to the Company’s General Counsel and shall be reviewed and approved or ratified by the Audit Committee in accordance with the terms of the policy. In determining whether to approve a related person transaction, that committee will consider, among other factors, the approximate dollar value of the amount of the related person’s interest in the transaction, the nature of the Company’s participation in the transaction, whether the transaction was undertaken in the ordinary course of business of the Company, whether the transaction with the related person is on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and the purpose of and the potential benefits to the Company of the transaction.

In addition to the compensation arrangements with directors and executive officers described in “Director Compensation” and “Executive Compensation” above, the following is a description of each transaction since January 1, 2020, and each proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•	any of our directors, executive officers or beneficial holders of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Transactions

Certain of our officers, directors and principal stockholders, as well as their immediate family members and affiliates, are clients of, or have or have had transactions with us or the Bank in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Related person transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors and principal stockholders, as well as their immediate family members and affiliates, are approved by our Board of Directors in accordance with the Bank’s regulatory requirements.

       As of March 19, 2021, our officers, directors and principal stockholders as well as their immediate families and affiliated companies, as a group, were indebted directly and indirectly to us approximately $54 million, while deposits from this group totaled approximately $15 million as of such date. As of March 19, 2021, no related party loans were categorized as non-accrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal stockholders, as well as their immediate family members and affiliates.

We have engaged Crews & Associates, Inc., an SEC-registered securities dealer, to execute certain trades of municipal bonds on our behalf. Crews & Associates, Inc. is a wholly-owned subsidiary of First Security Bancorp, a beneficial holder of more than 5% of our capital stock. In connection with these trades, we paid Crews & Associates, Inc. aggregate commissions of approximately $207,840 in fiscal year 2020, $100,000 in fiscal year 2019, and $86,500 in fiscal year 2018. In addition, from time to time, we sell loan participations to, purchase loan participations from and participate in syndicated loans, shared national credits and loan participations with, First Security Bank, a subsidiary of First Security Bancorp. These transactions are conducted in the ordinary course of business, with terms and conditions comparable to those applicable to entities that are not related persons.

George Hansen’s son-in-law is a partner at law firm, Polsinelli LLP., that the Company engages from time-to-time. The Company spent approximately $285,000 in legal fees in 2020 with Polsinelli. The firm was engaged due it expertise with the SBA’s Paycheck Protection Program.

Proxy Statement Page 36

Proposal 3

PROPOSAL 3

Approval of Amendment to Employee Stock Purchase Plan

General Information

On February 25, 2021, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, an amendment to the CrossFirst Bankshares, Inc. Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock authorized for issuance by 750,000 shares from 200,000 to 950,000 shares of our common stock. The amendment to the ESPP was recommended by the Compensation Committee.

Attached to this proxy statement as Appendix A is the full text of the ESPP, as amended by the Compensation Committee and Board of Directors through February 25, 2021. The summary of the ESPP below is qualified in its entirety by reference to Appendix A.

The purpose of the ESPP, which was first adopted by the Board in 2018, suspended effective April 1, 2019 and then reinstated effective July 1, 2020 is to provide employees of CrossFirst and participating subsidiaries with an opportunity to share in the ownership of CrossFirst by providing them with a convenient and cost-effective means to purchase our common stock to provide a stronger incentive to work for the continued success of CrossFirst. The ESPP also enhances our ability to obtain and retain the services of employees. The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

Amendment to the ESPP

As of January 1, 2021, there were only 118,813 shares of our common stock available for future issuance under the ESPP.

The Compensation Committee and the Board of Directors believe the ESPP is, and will continue to be, an important tool in attracting and retaining employees for CrossFirst. Without the ability to grant additional awards under the ESPP, we may not have the appropriate tools to attract and retain talented employees. Awards under the ESPP will also align the interests of participants with those of our shareholders.

In determining to increase the number of shares reserved and available for issuance under the ESPP by 750,000 shares, the Compensation Committee reviewed the potential dilution to our shareholders, our historical use of stock incentives, the number of shares remaining for grant under the ESPP, the rate of participation by our employees in the ESPP, and other factors. The Compensation Committee believes that the potential dilution from employee purchases of our common stock under the ESPP represents an acceptable balance between the interests of our shareholders in supporting the growth of our business while appropriately managing dilution from our equity compensation programs.

Summary of the ESPP

The principal features of the ESPP are summarized below.

Number of Shares of Common Stock Under the ESPP

The ESPP provides for the issuance of up to 200,000 shares of our common stock, which includes 118,813 shares of common stock available for future purchase as of January 1, 2021. If this Proposal 3 is approved, an additional 750,000 shares of CrossFirst common stock will be made available for future purchases under the ESPP, beginning with the next Offering Period (as defined below), which commences on or around July 1, 2021. The number of shares of our common stock that may be issued under the ESPP may increase in the future with additional shareholder approval. The aggregate number of shares of common stock that we may issue under the ESPP may also increase or decrease proportionately, as appropriate, in the event of a future stock dividend, stock split or combination of our common stock, spin-off, reorganization or recapitalization. If at any time the number of shares remaining available for purchase under the ESPP is not sufficient to satisfy all then outstanding purchase rights, the available shares will be allocated on a pro rata basis among participants in a manner that the Compensation Committee determines to be equitable. The closing price of a share of our common stock as reported on The Nasdaq Global Select Market on February 25, 2021, was $13.31.

Proxy Statement Page 37

Proposal 3

Administration

The Compensation Committee administers the ESPP and has the power and authority to construe and interpret the terms of the ESPP, amend and rescind any rules relating to the administration of the ESPP and to take any other actions necessary or desirable for the administration of the ESPP.

Term and Amendment

The ESPP shall expire on December 31, 2027, unless earlier extended or terminated by the Compensation Committee. The ESPP permits the Compensation Committee to amend or terminate the ESPP at any time and for any reason. Any amendment of the ESPP must be approved by the shareholders within twelve (12) months of its adoption by the Compensation Committee if the amendment would (i) increase the number of shares of common stock reserved for issuance under the ESPP; (ii) modify the requirements relating to eligibility for participation in the ESPP (to the extent such modification requires shareholder approval in order for the ESPP to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, or Rule 16b-3); or (iii) modify the ESPP in any other way if such modification requires shareholder approval in order for the ESPP to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

Eligibility

Any individual who has been employed (in a position that is not classified as a “Partner” or “Managing Partner” by CrossFirst or a participating subsidiary) by CrossFirst or a participating subsidiary for at least six (6) months and is customarily employed for at least twenty (20) hours a week or more and for more than five (5) months in any calendar year is eligible to participate in the ESPP during an Offering Period provided that (i) the individual meets such requirements on the first day of the enrollment period designated by the Compensation Committee with respect to the particular Offering Period; and (ii) that any requirements of Code Section 423 are satisfied. Notwithstanding the foregoing, the Compensation Committee has the authority to exclude from participation in the ESPP any employee of CrossFirst or a participating subsidiary who is a “highly compensated employee” within the meaning of Section 414(q) of the Code.

No employee is eligible to participate in the ESPP if, immediately after participating, the employee would own, directly or indirectly, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of CrossFirst stock or the stock of any CrossFirst subsidiary, including any stock which the employee may purchase under outstanding rights and options. In addition, no employee may accrue the right to purchase shares of our common stock under the ESPP (and any other employee stock purchase plan of CrossFirst and its affiliates) with a fair market value of more than $25,000 for each calendar year.

Eligible employees become participants in the ESPP by properly completing an enrollment form, which may be electronic, and submitting it to CrossFirst, in accordance with the enrollment procedures established by the Compensation Committee. In connection with submitting an enrollment form to CrossFirst, an eligible employee must authorize payroll deductions allowing for withholding of a designated percentage between one percent (1%) and ten percent (10%) of such eligible employee’s eligible compensation paid during each payroll period during the applicable Offering Period (as defined below). Participation in the ESPP is entirely voluntary.

As of January 1, 2021, approximately 275 employees were eligible as a class to participate in the ESPP.

Participation in an Offering

The ESPP is implemented by offering periods lasting for six months (an “Offering Period”), each of which is six (6) months in duration, with a new Offering Period commencing on or about January 1 and July 1 of each year. The Compensation Committee has the authority to change the duration, frequency, and start and end date of Offering Periods, provided, however, that no Offering Period may exceed a duration of twenty-seven (27) months. Shares of our common stock are purchased under the ESPP every six months on the last trading day of each Offering Period (a “Purchase Date”), unless the participant becomes ineligible, withdraws or terminates employment earlier. The Offering Date is the first trading day of the Offering Period. To participate in the ESPP, each eligible employee must authorize contributions pursuant to the ESPP, which will generally be collected through payroll deductions. A participant may increase or decrease his or her rate of contribution through payroll deductions with respect to an ongoing Offering Period only once, by submitting a new enrollment form authorizing the new rate of payroll deductions at least fifteen (15) days before the intended effective date of the change. Each participant who has elected to participate is automatically granted an option on the Offering Date to purchase shares of our common stock on the Purchase Date. The option is automatically exercised at the end of each Offering Period with the contributions accumulated during such Offering Period. The option expires upon the earlier to occur of the Offering Period, the employee’s termination of employment, or upon the employee becoming ineligible. The number of shares that may be purchased by an employee in any Offering Period, subject to the limitations discussed above, may not exceed the lesser of (i) 4,000 shares of our common stock; or (ii) $12,500 divided by the fair market value of a share of our common stock as of the Offering Date.

Proxy Statement Page 38

Proposal 3

Share Purchases

The ESPP permits shares of CrossFirst common stock to be sold to participants on the Purchase Date at an amount equal to eighty-five percent (85%) of the lesser of (i) the fair market value of a share of common stock on the Offering Date; or (ii) the fair market value of a share of common stock on the Purchase Date, provided, that the purchase price per share of common stock will in no event be less than the par value of the common stock. The number of shares of our common stock a participant purchases in each Offering Period is determined by dividing the total amount of the participant’s contributions during the Offering Period by the purchase price of a share of common stock. No fractional shares of common stock may be purchased under the ESPP. Any remaining amounts contributed to the ESPP during an Offering Period that will not be applied toward the purchase of shares of common stock on a Purchase Date will be retained and applied toward the purchase of shares of common stock on a future Purchase Date or returned to the participant in the event the participant withdraws from the ESPP or becomes ineligible.

Termination of Employment

Termination of a participant’s employment for any reason, including death, immediately cancels the participant’s option and participation in the ESPP. In such event, the contributions credited to the participant’s account will be returned without interest to the participant, or in the case of death, to the person or persons entitled to such contributions.

Effect of Certain Corporate Events

In the event of a proposed dissolution or liquidation of the Company, unless otherwise determined by the Compensation Committee, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each participant with written notice, which may be electronic, of the new Purchase Date and the participant’s option will be exercised automatically on such date, unless the participant has withdrawn from the offering before such date.

In the event of certain specified significant corporation transactions, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end and the new Purchase Date will occur before the date of the corporate transaction.

Transferability

Neither options granted to participants pursuant to the ESPP nor any rights with respect to any payroll deductions under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (except as otherwise set forth in the ESPP in the event of the participant’s death), and any attempted assignment, transfer, pledge, or other disposition will be null and void and without effect.

Withdrawal

Generally, a participant may withdraw from an offering by submitting to CrossFirst a revised enrollment form indicating his or her election to withdraw at least fifteen (15) days before the Purchase Date. The accumulated payroll deductions held on behalf of the withdrawing participant will be paid to the withdrawing participant in the first or second payroll following receipt of such participants revised enrollment form notifying CrossFirst of such participant’s withdrawal. Upon a participant’s withdrawal from the ESPP, such a participant’s option for the Offering Period in which the withdrawal occurs will be automatically terminated. In order to participate in future Offering Periods, the withdrawing participant must re-enroll in the ESPP.

New Plan Benefits

Because the amount of future benefits under the ESPP will depend on which of our employees elect to participate, the amount of their contribution elections and the fair market value of our common stock, it is not possible to determine the benefits that will be received by eligible participants if the amendment to the ESPP is approved by our shareholders.

Proxy Statement Page 39

Proposal 3

Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of the share purchase rights that may be granted under the ESPP based upon the U.S. federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences, nor does it discuss the tax consequences arising in the context of the employee’s death. This summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice and CrossFirst advises all participants to consult their own tax advisor concerning the tax implications of participation in the ESPP.

The ESPP, and the right of participants to make purchases of our common stock pursuant to the ESPP, are intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Internal Revenue Code. The amounts of payroll deductions under the ESPP will be taxable to a participant as compensation for the year in which such amounts otherwise would have been paid to the participant. A participant will realize no income upon the grant of the option purchase shares of our common stock or upon the purchase of common stock under the ESPP, and we will not be entitled to any deduction at the time of grant of the options or purchase of the shares. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP.

The amount of a participant’s tax liability upon disposition of the shares acquired will depend on whether or not the participant satisfies the prescribed holding period as summarized below. If the participant holds the shares purchased for the prescribed holding period of two years from the Offering Date and one year from the Purchase Date, then upon disposition of shares we will receive no deduction and the participant will recognize:

•	Ordinary income on the lesser of the participant’s gain on the sale or the purchase price discount under the ESPP, applied to the fair market value of the shares at the first day of the contribution period; and

•	Long-term capital gain (or loss) on the difference between the sale price and the sum of the purchase price and any ordinary income recognized on the disposition.

However, consequences for both us and the participant would differ if the participant did not satisfy the prescribed holding period described above. In the event that the shares are sold or disposed of (including by way of gift) before the expiration of the prescribed holding periods, the excess of the fair market value of the shares on the date such shares are purchased over the purchase price of such shares will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will be treated as long-term capital gain if the shares have been held more than one year. Even if the shares are sold for less than their fair market value on the date the shares are purchased, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of purchase. We ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant.

Registration with the SEC

If shareholders approve this Proposal 3: Approval of Amendment to Employee Stock Purchase Plan, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the offering of the 750,000 additional shares of common stock issuable under the ESPP.

The Board of Directors Recommends
Shareholders Vote “FOR”
Proposal 3: Approval of Amendment to Employee Stock Purchase Plan

Proxy Statement Page 40

Proposal 3

Securities Authorized for Issuance under Equity Compensation Plans

Set forth below is information as of December 31, 2020 regarding the Company’s equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	—		—		—
Equity compensation plans not approved by shareholders	1,703,175	(A)	$10.35	(B)	2,202,166	(C)
Total	1,703,175		$10.35		2,202,166

(A)	Includes 100,000 shares issuable upon exercise of stock appreciation rights granted under the Chairman Emeritus Agreement, 113,500 shares issuable upon exercise of warrants, and 1,489,675 shares issuable upon exercise of stock appreciation rights granted under the Omnibus Plan.
(B)	Represents the weighted average exercise price of outstanding stock appreciation rights and warrants. Includes the weighted average exercise price of $28.50 for stock appreciation rights granted under the Chairman Emeritus Agreement, $5.00 for shares issuable upon exercise of warrants and $9.54 for stock appreciation rights granted under the Omnibus Plan.
(C)	Available shares can be granted in the form of stock appreciation rights, options, restricted stock or performance awards. The number of securities remaining available under the Omnibus was 2,083,353 and under the Employee Stock Purchase Plan was 118,813.

Proxy Statement Page 41

Annual Meeting Matters

ANNUAL MEETING MATTERS

We are providing this Proxy Statement to you on the Internet, or upon your request, have delivered a printed version of this Proxy Statement to you by mail, in connection with the solicitation by the Board of Directors of CrossFirst of proxies to be voted at our 2021 Annual Meeting of Stockholders (including at any adjournment or postponement thereof), which will take place at virtually www.virtualshareholdermeeting. com/cfb2021 on May 11, 2021 at 11:00 a.m. Central time.

These materials were first sent or made available to stockholders on or about April 8, 2021.

These materials include:

•	the Notice of the Company’s 2021 Annual Meeting of Stockholders;

•	this Proxy Statement; and

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

If you requested printed versions by mail, the materials also include the proxy card or voting instruction form for the Annual Meeting.

We do not know of any other matters on which will be voted upon at the Annual Meeting. Record holders may appoint the Proxy Committee as their proxy. The Proxy Committee members are David O’Toole, Chief Financial Officer, and Aisha Reynolds, General Counsel & Corporate Secretary, each with full power of substitution. The Proxy Committee will vote your shares as you direct. If you do not specify how your shares are to be voted, your shares will be voted consistent with the Board’s recommendations in this Proxy Statement.

INFORMATION ABOUT THE MEETING

All shareholders as of the close of business on the Record Date, or their duly appointed proxies, may virtually attend the Annual Meeting. Please note that if you hold your shares in “street name” through a broker, bank or other nominee, you will need to bring a legal proxy from your broker, bank or other nominee (the shareholder of record). If you are a beneficial owner of our common shares of beneficial interest held in “street name,” you may vote at the Annual Meeting if you obtain a proxy from your bank, broker or other nominee that holds your shares.

Who Can Vote?

Only holders of record of our Common Stock, at the close of business on March 19, 2021, the Record Date for voting at the Annual Meeting, are entitled to vote at the Annual Meeting. Our Common Stock is our only class of voting securities. Each share of Common Stock is entitled to vote on each matter at the Annual Meeting.

Our Common Stock is listed on The Nasdaq Global Select Stock Market. As of the Record Date, we had 51,681,438 shares outstanding and entitled to vote.

Use of “Notice and Access”

Pursuant to rules adopted by the SEC, we use the Internet as the primary means of furnishing proxy materials to stockholders.

Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings, and reduce the cost to the Company associated with the physical printing and mailing of materials.

If You Have Questions or Need Assistance Voting Your Shares

If you have any questions or need assistance voting, please contact Matt Needham, Director of Investor Relations at CrossFirst at (816) 312-6822, street name holders may call the number on their voting instruction form.

Proxy Statement Page 42

Annual Meeting Matters

How Stockholders Vote

Voters include record holders and investors holding CrossFirst stock through a broker, bank, or other nominee.

Common Stock Held of Record.    If you are a stockholder of record, there are four ways to vote:

Internet Voting.    You may vote by proxy via the Internet by following the instructions provided in the Notice.

Telephone Voting.    If you requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

Voting by Mail.    If you requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

In Person during the Annual Meeting.    You may attend the Annual Meeting on Tuesday, May 11, 2021 at www.virtualshareholdermeeting.com/cfb2021and vote.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or vote by Internet or telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

By casting a paper, Internet or telephone vote (each of which is valid under Kansas law), you appoint our Proxy Committee as your proxy to vote your shares of CrossFirst stock. Two of our officers constitute the Proxy Committee, which will vote as specified all shares of CrossFirst stock for which it is proxy. To name as proxy someone other than the Proxy Committee, please contact the Corporate Secretary at the address on page 9 for instructions. The person named as replacement proxy must attend and vote at the Annual Meeting. If you do not specify how you are voting your shares, the Proxy Committee intends to vote them for the Board’s nominees for Class I directors, for ratification of BKD LLP, and for the approval of the amendment to our ESPP, and in accordance with the discretion of the Proxy Committee on such other matters as properly come before the Annual Meeting.

Common Stock Held under the Plans.    If you hold shares of CrossFirst stock through our benefit plans, you may, by casting a paper, Internet, or telephone vote, instruct the trustee of the benefit plans how to vote the shares allocated to your accounts. Please note that your instructions must be received by the trustee no later than May 10, 2021 at 11:59 PM Eastern Time. The Proxy Committee will vote your shares as you instruct. For shares of

CrossFirst stock not allocated to benefit plan accounts or for which it has not received instructions, the trustee must vote the shares in the same proportion as those shares for which it received instructions. The trustee may vote benefit plan shares either in person or through a proxy. The trustee intends to vote in the same manner as the Proxy Committee on any miscellaneous matters stockholders properly bring before the Annual Meeting.

Common Stock Held through a Bank, Broker or Other Nominee.    If your shares are held in a brokerage account at a brokerage firm, bank, broker-dealer, or similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote your shares. Those instructions are contained in a “voting instruction form.” If you request printed copies of the proxy materials by mail, you will receive a voting instruction form. As a beneficial owner, you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting, unless you obtain a legal proxy from your broker, bank, or other nominee and present it to the inspectors of election at the Annual Meeting with your ballot.

If you are a beneficial owner of shares held in street name, there are four ways to vote:

Internet Voting.    You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice.

Telephone Voting.    If you requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the voting instruction form.

Voting by Mail.    If you requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

In Person During the Annual Meeting.    If you wish to vote at the Annual Meeting, you must obtain a legal proxy from your broker, bank, or other nominee. Please contact your broker, bank, or other nominee for instructions regarding obtaining a legal proxy.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine”

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Annual Meeting Matters

matters (for which broker discretionary voting is not allowed). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspectors of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Revoking or Changing Your Vote after Submitting Your Proxy.

Stockholders of Record.    If you are a stockholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

➢	Signing and returning a new proxy card with later date;
➢	Submitting a later-dated vote by telephone or the Internet at www.proxyvote.com because only your latest telephone or Internet vote received by 11:59 PM Eastern Time on May 10, 2021 will be counted;

➢	Delivering a timely written revocation to our Corporate Secretary; or

➢	Attending the Annual Meeting and voting in person.

Beneficial Owners.

If you are a beneficial owner of your shares, you must contact the bank, broker or other nominee holding your shares and follow its instructions for changing your vote.

VOTING STANDARDS

Proposals		Broker Discretionary Voting Allowed?	Votes Required for Approval	Withhold Votes, Abstentions and Broker Non-Votes	Our Board’s Recommendation
1	Election of Directors	No	Directors are elected by a plurality of the votes cast (meaning that the six director nominees who receive the highest number of shares voted “For” their election will be elected).	Withhold votes and broker non-votes have no impact on the outcome of the vote for this proposal.	“FOR” the election of each director nominee
2	Ratify Selection of BKD as independent auditor	Yes	The affirmative vote of a majority of the votes properly cast for or against the matter.	Abstentions and broker non-votes have no impact on the outcome of the vote for this proposal.	“FOR”
3	Approve amendment to our ESPP	No	The affirmative vote of a majority of the votes properly cast for or against the matter.	Abstentions and broker non-votes have no impact on the outcome of the vote for this proposal.	“FOR”

Required Vote

In order to carry on the business of the meeting, we must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of our shares entitled to vote at the meeting. We count abstentions and broker “non-votes” as present and entitled to vote for purposes of determining a quorum.

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Annual Meeting Matters

With respect to the election of directors (Proposal No. 1), directors are elected by a plurality of the votes cast (meaning that the six director nominees who receive the highest number of shares voted “For” their election will be elected). You may vote “For” or “Withhold” authority to vote for each of the nominees for the Board. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees.

Broker non-votes will have no effect on the election of the nominees.

With respect to the ratification of the appointment of BKD as our independent registered public accounting firm for 2021 (Proposal No. 2) and approval of the amendment to our ESPP (Proposal No. 3), approval of these proposals requires the affirmative vote of a majority of the votes properly cast for or against this matter. You may vote “For,” “Against” or “Abstain” from voting on this proposal. If you “Abstain” from voting with respect to these proposals, your vote will have no effect for these proposals. Broker non-votes will have no effect on the vote for these proposals.

General Information

Other Business

Management does not know of any matters to be presented at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders. However, if other matters come before the Annual Meeting, it is the intention of the Proxy Committee to vote said proxy in accordance with their judgment on such matters.

Costs of the Solicitation.  We will pay the costs of the 2021 Annual Meeting, including the cost for Solicitation of proxies. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of CrossFirst stock for their expenses in forwarding this Proxy Statement, the Annual Report, Notice and other Company soliciting materials to the beneficial owners.

Stockholder Proposals Submitted Pursuant to Rule 14a-8.  If you desire to have a proposal included in our Proxy Statement for the 2022 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), our Corporate Secretary must receive your proposal c/o CrossFirst Bankshares, Inc., 11440 Tomahawk Creek Parkway, Leawood, Kansas 66221 (our headquarters) on or before December 9, 2021. The proposal must comply with applicable securities regulations.

Stockholder Proposals or Nominations Not Submitted Pursuant to Rule 14a-8.   For a stockholders proposal or nomination that is not intended to be included in our Proxy Statement for the 2022 Annual Meeting under Rule 14a-8, the stockholder must provide the information required by our bylaws and give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary not earlier than the close of business on January 11, 2022; and no later than the close of business on February 10, 2022. If the date of the annual meeting is advanced by 30 days or delayed by 60 days or more from the anniversary of this year’s meeting, notice will be timely if received no earlier than the close of business 120 days and no later than the close of business 90 days in advance of such annual meeting or, if later, 10 days following the date on which public announcement of the date of the meeting is first made.

Availability of CrossFirst’s Bylaws. Our bylaws, which contain provisions regarding the requirements for making stockholder proposals and nominating director candidates, are available on our website at investors.crossfirstbankshares.com.

Availability of Annual Report. The Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Form 10-K”) as filed with the SEC includes a list of all exhibits. We will furnish copies of exhibits listed in the Form 10-K, if you request them in writing from our Corporate Secretary at our headquarters. We will ask you to pay our reasonable expenses in furnishing such exhibits. You may make such request only if you are a beneficial owner of CrossFirst stock entitled to vote at the Annual Meeting and you identify yourself as such. The Form 10-K including any specific exhibits filed with it, are available at investors.crossfirstbankshares.com and www.sec.gov.

Availability of Stockholder Lists.  We will provide the record holder list virtually during the Annual Meeting if any stockholder wishes to examine it for any purpose pertaining to the meeting. We will also make the list available during regular business hours at the above address for the ten-day period before the Annual Meeting.

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Annual Meeting Matters

Householding for Broker Customers.  Services that deliver materials to broker customers may deliver to multiple stockholders sharing the same address a single copy of the Notice, and if applicable, the Form 10-K and the Proxy Statement. If you received a single copy at an address shared by other stockholders, we will promptly deliver to you upon your written or verbal request a separate copy of the Notice and, if applicable, the Form 10-K and the Proxy Statement. Please make your request in writing to our Corporate Secretary at our headquarters or by calling 913-312-6822. To receive separate copies of the proxy materials in the future from your bank, broker or other nominee, or to receive only one copy per household, please contact the bank, broker, or other nominee holding your shares.

Interested Party Communications with our Directors.  Interested parties and stockholders may communicate in writing with the Board, the Independent Chairman, any director, or any group of directors such as all non-employee directors or all members of a Board committee. You may direct communications to the directors by writing to The Corporate Governance & Nominating Committee c/o Corporate Secretary, at our headquarters.

Our Corporate Secretary will distribute communications to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to its duties and responsibilities be excluded such as: spam, junk mail, and mass mailings; service complaints; resumes and other forms of job inquires; surveys; and business solicitations and advertisements. In addition, material that is unduly hostile, threatening, obscene or similarly unsuitable will be excluded. Any communication that is so excluded remains available to any director upon request.

By order of the Board of Directors:

Aisha Reynolds

General Counsel & Corporate Secretary

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Appendix A

Proposed Amendment to the CrossFirst Bankshares, Inc. Employee Stock Purchase Plan

___________________________________________________________________________________________

FIRST AMENDMENT TO
THE CROSSFIRST BANKSHARES, INC.
EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated Effective May 11, 2021

Pursuant to Sections 18.8 and 18.10 of the CrossFirst Bankshares, Inc. Employee Stock Purchase Plan (the “Plan”) and at the direction of the Compensation Committee of the Board of Directors, CrossFirst Bankshares, Inc. (the “Company”) hereby amends the Plan as follows:

1.

Effective as of May 11, 2021, Section 13.1 of the Plan shall be amended to read as follows:

13.1 Number of shares of Common Stock. A total of 950,000 shares of Common Stock have been reserved as authorized for the grant of options under the Plan. The shares of Common Stock may be newly issued shares of Common Stock or shares of Common Stock acquired from other stockholders.

2.

Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the date set forth above.

CrossFirst Bankshares, Inc.

By:
Name:
Title:

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 10, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

____

Nominees

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000502097_1 R1.0.0.177

CROSSFIRST BANKSHARES, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 10, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CFB2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ONA1A 1A1 234567 234567 234567 234567 234567 234567 234567 VOTE BY PHONE - 1-800-690-6903 1OF 1 1 VOTE BY MAIL 2 NAME THE COMPANY NAME INC. - COMMON CONTROL # → SHARES 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F123,456,789,012.12345 THE COMPANY NAME INC. - 401 K123,456,789,012.12345 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PAGE 1OF 2 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 0000000000 For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 02 Nominees 000 01) Steven W. Caple02) Ron Geist03) George Hansen04) George Jones05) Kevin Rauckman 06) Grey Stogner The Board of Directors recommends you vote FOR proposals 2 and 3.ForAgainst Abstain To ratify the appointment of BKD, LLP as our independent registered public accounting firm for 2021. To approve an amendment to the CrossFirst Bankshares Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance by 750,000. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 000 000 0000502097_1 R1.0.0.177 JOB # Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ONA1A 1A1 SHARES CUSIP # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000502097_2 R1.0.0.177 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com CROSSFIRST BANKSHARES, INC. Annual Meeting of Stockholders May 11, 2021 11:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) David L. O'Toole and Aisha Reynolds, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CROSSFIRST BANKSHARES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/CFB2021 at 11:00 AM, Central Time on May 11, 2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side